Exhibit 4.1
Executed Version

COMPASS MINERALS INTERNATIONAL, INC.
as Issuer
and
THE SUBSIDIARY GUARANTORS NAMED HEREIN

8.000% SENIOR NOTES DUE 2030

INDENTURE
DATED AS OF JUNE 16, 2025

COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee

-i-

-ii-

-iii-

-iv-

EXHIBITS
Exhibit A    FORM OF 8.000% SENIOR NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF NOTATIONAL GUARANTEE
Exhibit E     FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

-v-

INDENTURE (this “Indenture”), dated as of June 16, 2025, is by and between Compass Minerals International, Inc., a Delaware corporation (the “Company” or the “Issuer”), the Subsidiary Guarantors (as defined herein) from time to time party hereto and Computershare Trust Company, N.A., a national banking institution organized under the laws of the United States, not in its individual capacity but solely in its representative capacity as trustee (the “Trustee”).
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $650,000,000 aggregate principal amount of 8.000% Senior Notes due 2030 (the “Initial Notes”) issued on the date hereof and (ii) any additional Notes (as defined herein) that may be issued on any other Issue Date (as defined herein) (the “Additional Notes” and, together with the Initial Notes, the “Notes”);
WHEREAS, all necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company and (ii) this Indenture a legal, valid and binding agreement of the Company in accordance with the terms hereof; and
WHEREAS, the Company has received good and valuable consideration for the execution and delivery of this Indenture, and the Company will derive substantial direct and indirect benefits from the issuance of the Notes.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders, as follows:
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1    Definitions.
“2027 Notes” means the $500,000,000 aggregate principal amount of 6.750% Senior Notes due 2027 issued by the Company pursuant to the indenture, dated as of November 26, 2019, by and between the Company, the guarantors named therein and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee.
“Acquired Debt” means Debt (i) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Assets” means:
(i) any property or assets (other than Capital Interests) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Sale shall be deemed an investment in Additional Assets);

(ii) the Capital Interests of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Interests by the Company or a Restricted Subsidiary; or
(iii) Capital Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary.
“Additional Guarantor” has the meaning set forth Section 10.2 of this Indenture.
“Additional Notes” has the meaning set forth in the recitals to this Indenture, as issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.
“Agent” means any Registrar, Note Custodian, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.
“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess of (i) the present value at such redemption date of (a) the redemption price of such Note at July 1, 2027 (such redemption price being set forth in the table appearing in Section 3.7(ii)) plus (b) all required interest payments due on the Note through July 1, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (ii) the principal amount of such Note.
“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or transaction involving a Global Note or beneficial interests therein, the rules and procedures of the Depositary for such Note, Euroclear and Clearstream, in each case to the extent applicable to such payment, tender, redemption, transfer or transaction and as in effect from time to time.
“Asset Acquisition” means:
(i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or
(ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.
“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, a Delaware LLC Division or dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (including to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:
(i) Capital Interests in a Restricted Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of assets that are obsolete, worn out or no longer useful in the conduct of the business of the Company or any of its Restricted Subsidiaries or permanently retired equipment);
provided, however, that the term “Asset Sale” shall exclude:
(a) any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;
(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions the greater of (x) $50.0 million and (y) 3.0% of the Company’s Consolidated Total Assets;
(c) sales or other dispositions of cash or Eligible Cash Equivalents;
(d) sales of interests in or assets of Unrestricted Subsidiaries;
(e) the sale and leaseback of any assets within 90 days of the acquisition thereof;
(f) the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;
(g) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;
(h) dispositions of assets (other than Capital Interests or all or substantially all of the assets of the Company or any of its Subsidiaries) to the extent that (1) such assets are exchanged for credit against the purchase price of similar replacement assets or (2) the proceeds of such transfer are promptly applied to the purchase price of such replacement property;
(i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries are of equivalent or greater Fair Market Value than the Related Business Assets transferred;
(j) the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien);
(k) leases or subleases, licenses and sublicenses in the ordinary course of business to third Persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;
(l) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
(m) dispositions of overdue accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof in the ordinary course of business, without recourse and consistent with past practice (and not as part of any bulk sale or financing of receivables);
(n) the lapse, abandonment, cancellation or non-exclusive or licensing or sublicensing of immaterial intellectual property or other general intangibles in the ordinary course of business;
(o) transfers of inventory or goods held for sale in the ordinary course of business;
(p) an issuance of Capital Interests by a Subsidiary to the Company or to another Subsidiary;
(q) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Permitted Receivables Facility;
(r) any release of any intangible claims or rights in connection with a lawsuit, dispute or other controversy;
(s) sales of accounts receivable to a Receivable Subsidiary pursuant to a Permitted Receivables Facility for the fair value thereof; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable (for the purposes of this clause (t), Purchase Money Notes will be deemed to be cash);
(t) foreclosures on assets to the extent they would not otherwise result in a Default or Event of Default;
(u) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(v) transfers of (1) condemned assets as a result of the exercise of “eminent domain” or other similar policies to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), (2) leased real property or any water or similar rights to the respective governmental authority or agency in connection with a reversion of such real property or water or similar rights to such governmental authority or agency to the extent required by or otherwise agreed to with such governmental authority or agency, in each case, solely to the extent that the Company determines in good faith that such transfers would not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, taken as a whole, or otherwise have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole and (3) transfers of properties that have been subject to a casualty to the respective insurer of such assets as part of an insurance settlement;
(w) dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements; provided that the requirements of the covenant described under Section 4.10, to the extent applicable, are complied with in connection therewith; or
(x) the unwinding, settlement or early termination of any Hedging Obligations or Swap Contract in accordance with its terms.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.
“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to Section 4.10 to all Holders.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligations”.
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (b) the amount of such principal payment by (ii) the sum of all such principal payments.
“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person,” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday, or a day on which the Trustee, the Federal Reserve Bank of New York or place of payment is authorized or required by applicable law, regulation or executive order to close or be closed. Any days referenced within this document that are not defined as Business Days shall be calendar days.
“Canadian Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of Canada, any province thereof or any jurisdiction within Canada.
“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar Debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such Debt securities to registration thereof with the Commission. The term “Capital Markets Debt” (i) shall not include the Notes (including, for the avoidance of doubt, any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Debt issued to institutional investors in a direct placement of such Debt that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Debt under the Credit Agreement, commercial bank or similar Debt, Capital Lease Obligations or recourse transfer of any financial asset or any other type of Debt Incurred in a manner not customarily viewed as a “securities offering.”
“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto, other than the Global Notes.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“CFC Holdco” means any Subsidiary that holds no material assets other than capital stock and/or indebtedness of one or more Subsidiaries of the Company that are CFCs or other CFC Holdcos.
“Change of Control” means the occurrence of any of the following after the Issue Date:
(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Company or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan;
(ii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (a) any employee benefit plan of the Company or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and (b) any one or more parents of the Company in which no “person” directly or indirectly, holds beneficial ownership of Voting Interests representing more than 50.0% of the aggregate voting power represented by the issued and outstanding Voting Interests of such parent, becomes the beneficial owner, directly or indirectly, of more than 50.0% of the Voting Interests of the Company, measured by voting power rather than number of shares; or
(iii) the Company consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Interests of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Interests of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Interests of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Interests of such surviving or transferee Person (immediately after giving effect to such issuance).
Notwithstanding the foregoing, a transaction will not constitute a Change of Control under the foregoing clause (iii) so long as immediately following such conversion or exchange the “persons” (as such term is used in Section 13(d)(3) of the Exchange Act) (a) who beneficially owned the Capital Interests of the Company immediately prior to such transaction continue to beneficially own in the aggregate more than 50% of the Voting Interests of the Company or other surviving Person, as the case may be, or (b) continue to beneficially own sufficient Voting Interests in the Company or other surviving Person, as the case may be, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for the Company or other surviving Person, as the case may be, and in either case no “person” beneficially owns more than 50% of the Voting Interest of the Company or other surviving Person, as the case may be. Furthermore, (a) the transfer of assets between or among the Company and its Restricted Subsidiaries shall not itself constitute a Change of Control and (b) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement prior to the consummation of the transactions contemplated by such agreement.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
“Commission” means the Securities and Exchange Commission and any successor thereto.
“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.
“Company” or “Issuer” has the meaning set forth in the recitals hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.
“Compass Canada” means Compass Minerals Canada Corp., a corporation continued and amalgamated under the laws of the province of Nova Scotia, Canada and any successor thereto.
“Compass UK” means Compass Minerals UK Limited, a company incorporated under the laws of England and Wales and any successor thereto.
“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period:

(i) increased, without duplication, by the following, in each case only to the extent (and in the same proportion) deducted (and not added back) in determining Consolidated Net Income for such period:
(a) Consolidated Interest Expense for such period;
(b) all amounts attributable to depreciation and amortization for such period, including (without limitation) amortization of deferred financing costs but excluding amortization expense attributable to a prepaid cash item that was paid in a prior period;
(c) consolidated income tax expense for such period;
(d) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Disqualified Capital Interests), in each case after the Issue Date solely to the extent that such cash proceeds or net cash proceeds are excluded from the calculation set forth in clause (iii) of the first paragraph under Section 4.7;
(e) the amount of any restructuring charges or reserves, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves, including (without limitation) costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs, in each case incurred in connection with a Specified Transaction;
(f) any extraordinary, unusual, or non-recurring expenses, losses or charges;
(g) any other non-cash charges or adjustments, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Company may elect not to add back such non-cash charge in the current period and (2) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in such future period to such extent), and excluding any such non-cash charge or adjustment in respect of an item that was included in Consolidated Net Income in a prior period and any such non-cash charge that results from the write-off or write-down of inventory; provided that, the foregoing exclusion with respect to inventory shall be limited to solely finished good inventory and any changes in valuation policy, impairment charges, write-off and write-down of spare parts inventory, in each case, will be permitted and not subject to the exclusion under this clause (g);
(h) any expenses, charges or losses to the extent covered by indemnification or other reimbursement provisions in connection with any Permitted Investment, permitted acquisition or sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of the date of such determination;
(i) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination, expenses, charges or losses with respect to liability or casualty events or business interruption;
(j) the amount of any equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;
(k) any unrealized losses in respect of Swap Contracts or any Hedging Obligations;
(l) any fees and expenses incurred in connection with the Existing Debt Repayments; and
(m) cost synergies and cost savings of the Company and its Restricted Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives (“Synergies”) and costs, charges, accruals, reserves or expenses of the Company and its Restricted Subsidiaries attributable or related to such Synergies (“Costs of Synergies”), in each case relating to any Asset Sale or other disposition or Asset Acquisition, Investment, merger or consolidation or any similar transaction by the Company or its Restricted Subsidiaries outside the ordinary course of business or any initiatives relating to restructuring, reorganization, operating expense reductions, operating improvements and similar restructuring initiatives, in each case, that are set forth in an Officer’s Certificate and that are factually supportable (in the good faith determination of the Company, as certified in the applicable certificate) and, in the case of Synergies, are reasonably anticipated by the Company in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within eighteen (18) months following the consummation of such Asset Sale or other disposition or Asset Acquisition, Investment, merger or consolidation or any similar transaction or the decision to implement such restructuring initiative (calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio” and net of the amount of actual benefits realized during such period from such actions to the extent already included in consolidated net income for such period); and
(ii) decreased, without duplication, and to the extent included in arriving at such Consolidated Net Income:
(a) non-cash gains or adjustments (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period) and all other non-cash items of income for such period;
(b) all gains and income from investments recorded using the equity method;

(c) all cash payments made during such period on account of accruals, reserves and other non-cash charges added to Consolidated Net Income in a previous period pursuant to clause (i)(g) above;
(d) any extraordinary, unusual or non-recurring gains for such period determined on a consolidated basis in accordance with GAAP;
(e) the amount of any expenses, charges or losses covered by indemnification or other reimbursement provisions in connection with any Investment, permitted acquisition or sale, conveyance, transfer or other disposition of assets added to Consolidated Net Income in a previous period pursuant to clause (i)(h) above to the extent not indemnified or reimbursed within 365 days of the date of determination by the Company that a reasonable basis exists for indemnification or reimbursement;
(f) the amount of any expenses, charges or losses with respect to liability or casualty events or business interruption added to Consolidated Net Income in a previous period pursuant to clause (i)(i) above to the extent not reimbursed within 365 days of the date of determination by the Company that there exists reasonable evidence that such amount would be reimbursed by the insurer; and
(g) any unrealized gains in respect of Swap Contracts or any Hedging Obligations for such period.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Adjusted EBITDA of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and “Consolidated Fixed Charges” shall be calculated by the Company after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP), any designations of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary or any designations of any Reserved Indebtedness Amount occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation, or designation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made by the Company in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include Synergies and Costs of Synergies calculated by the Company as set forth in the definition of “Consolidated Adjusted EBITDA.”
Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and
(ii) if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.
If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.
“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:
(i) Consolidated Interest Expense; and
(ii) the product of (a) all cash dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.
“Consolidated Interest Expense” means, with respect to any period, the total consolidated interest expense (including interest attributable to Capital Lease Obligations in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (without duplication) (i) any cash interest or other cash financing costs accrued during such period in respect of Debt of the Company and its Restricted Subsidiaries that is required to be capitalized rather than included in consolidated interest expense of the Company and its Restricted Subsidiaries for such period in accordance with GAAP less interest income of the Company and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (a) the amortization or write-off of Debt issuance costs and deferred financing fees, commissions, fees and expenses, (b) any expensing of interim loan commitment and other financing fees and (c) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the Debt and equity components of convertible or exchangeable notes and the application FSP APB 14-1 or any successor or similar provision, plus (ii) all cash dividends paid or payable during such period in respect of Disqualified Capital Interests issued by the Company or any of its Restricted Subsidiaries; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the Company (expressed as a decimal) for such period (as estimated by a responsible officer in good faith) and plus (iii) all discount, interest, yield, fees, premiums and other similar charges or costs in respect of all Permitted Receivables Facility (to the extent payable by the Company and its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary) for such period that are paid in cash. For purposes of the foregoing, interest expense shall exclude one-time financing fees (including arrangement, amendment and contract fees), deferred financing costs, debt issuance costs, costs in respect of Swap Contracts relating to interest rate protection, commissions, and expenses and, in each case, the amortization thereof.
“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP; provided, however, that there shall be excluded, without duplication:
(i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;
(ii) the income (or loss) of any Person that is not the Company or a Restricted Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased, to the extent of such Person’s net income, by the amount of dividends or distributions or other payments that are actually paid in cash or Eligible Cash Equivalents (or to the extent subsequently converted into cash or Eligible Cash Equivalents during such period) to the Company or, subject to clause (iv) below, any consolidated Restricted Subsidiary by such Person in such period;
(iii) solely for purposes of determining the amount available for Restricted Payments under clause (iii) of the first paragraph of Section 4.7, the income (or loss) of any Person that is not the Company or a Wholly Owned Subsidiary of the Company, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased, to the extent of such Person’s net income, by the amount of dividends or distributions or other payments that are actually paid in cash or Eligible Cash Equivalents (or to the extent subsequently converted into cash or Eligible Cash Equivalents during such period) to the Company or, subject to clause (iv) below, any consolidated Wholly Owned Restricted Subsidiary by such Person in such period;
(iv) the undistributed earnings of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by operation of the terms of its organizational documents or any contractual obligation (other than under this Indenture) or laws applicable to such Restricted Subsidiary;
(v) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification or interpretation of accounting policies during such period to the extent included in Consolidated Net Income;
(vi) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each, case whether or not successful;
(vii) accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition permitted hereunder (other than any such acquisition in the ordinary course of business) that are so required to be established as a result of such acquisition, in each case in accordance with GAAP;
(viii) any net after-tax effect of gains or losses on disposed, abandoned or discontinued operations;
(ix) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions, discontinued operations or abandonments or the sale or other disposition of any Capital Interests of any Person in each case other than in the ordinary course of business (as determined in good faith by the Company);
(x) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(xi) any equity-based or other non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity-based incentive programs;
(xii) the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the Company’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of Taxes;
(xiii) any income (or loss) for such period attributable to the extinguishment, conversion, buy-back or cancellation of Debt, Hedging Obligations or other derivative instruments;
(xiv) any fees and expenses paid in connection with the issuance of the Notes;
(xv) any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;
(xvi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;
(xvii) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses; and
(xviii) the income or loss of, and any amounts referred to in clause (ii) of this proviso paid to, any consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary.
“Consolidated Secured Leverage Ratio” means, with respect to any Person, the ratio of (i) the sum of (a) the aggregate amount of all Funded Debt secured by Liens on the assets or property of such specified Person and its Restricted Subsidiaries less unrestricted cash and Eligible

Cash Equivalents of such Person and its Restricted Subsidiaries at the Transaction Date giving rise to the need to calculate the Consolidated Secured Leverage Ratio and (b) the Reserved Indebtedness Amount as of such date to be secured by Liens of such Person and its Restricted Subsidiaries to (ii) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, this ratio shall be calculated by the Company after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or designations of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation, or designation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made by the Company in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include Synergies and Costs of Synergies calculated by the Company as set forth in the definition of “Consolidated Adjusted EBITDA.”
“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which an internal consolidated balance sheet of such Person and its Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP.
“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee, at which at any particular time this Indenture shall be administered, which office at the date of execution of this Indenture is located at 1505 Energy Park Drive, St. Paul, MN 55108, Attn: CCT Administrator for Compass Minerals International, Inc, and which address may be updated as the Trustee may designate from time to time by written notice to the Company, or the principal corporate trust office of any successor Trustee.
“Costs of Synergies” has the meaning set forth in the definition of “Consolidated Adjusted EBITDA.”
“Credit Agreement” means the Company’s credit agreement, entered into as of April 20, 2016 (as amended and restated as of November 26, 2019, as amended by Amendment No. 1 as of June 29, 2021, by Amendment No. 2 as of June 13, 2022 and by Amendment No. 3 as of November 16, 2022, as amended and restated as of May 5, 2023 and as amended by Amendment No. 4 dated as of December 12, 2024) by and among the Company as the US borrower, Compass Mineral Canada Corp., as the Canadian borrower, Compass Minerals UK Limited as the UK borrower, several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the lenders and as collateral agent for the secured parties, with respect to the revolving credit facility, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures, agreements, credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture or agreement that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.9) or adds the

Company or any Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.
“Credit Facilities” means one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities, agreements or indentures), providing for revolving credit loans, asset-based loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith.
“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:
(i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities Incurred in the normal course of business;
(ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five Business Days;
(iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person;
(v) all Capital Lease Obligations of such Person;
(vi) the maximum fixed redemption or repurchase price of Disqualified Capital Interests in such Person at the time of determination;
(vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination;
(viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and
(ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (a) such Person has Guaranteed or (b) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt.
For purposes of the foregoing: (i) the maximum fixed repurchase price of any Disqualified Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Interests as if such Disqualified Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Capital Interests; (ii) the amount outstanding at any time of any Debt issued with original issue discount shall be the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (iii) the amount of any Debt described in clause (vii) above is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (iv) the amount of any Debt described in clause (ix)(a) above shall be the maximum liability under any such Guarantee; (v) the amount of any Debt described in clause (ix) (b) above shall be the lesser of (a) the maximum amount of the obligations so secured and (b) the Fair Market Value of such property or other assets; and (vi) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt. For purposes of determining any particular amount of Debt, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.
Notwithstanding the foregoing, the term “Debt” will exclude (i) any endorsements for collection or deposits in the ordinary course of business, (ii) any realization of a Permitted Lien, (iii) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt, (iv) in connection with the purchase by the Company or any Restricted Subsidiary of any business, (a) customary indemnification obligations and (b) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter, and (v) all liabilities related to operating leases, as defined by Financial Accounting Standards Board Accounting Standards Codification 842 (or any successor provision).
The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Definitive Note” means a Certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6(iii) hereof, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
“Disqualified Capital Interests” means any Capital Interest which, by its terms (or by the terms of any security or other Capital Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Capital Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Debt or any other Capital Interests that would constitute Disqualified Capital Interests, in each case, prior to the date that is 91 days after the maturity date of the Notes; provided that (a) only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Capital Interests, (b) any equity security that would constitute Disqualified Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7 and (c) if such Capital Interests are issued to any employee or to any plan for the benefit of employees of the Company or the Restricted Subsidiaries or by any such plan to such employees, such Capital Interests shall not constitute Disqualified Capital Interests solely because they may be required to be repurchased by the Company or any Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Interests or portion thereof, exclusive of accrued dividends.
“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
“DTC” means The Depository Trust Company.
“Eligible Bank” means a bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.
“Eligible Cash Equivalents” means any of the following Investments:
(i) securities issued or directly and fully Guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition;
(ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition;
(iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank;
(iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency);
(v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles; provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition;
(vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund;
(vii) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;
(viii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vii) above; and
(ix) instruments equivalent to those referred to in clauses (i) through (vii) above or funds equivalent to those referred to in clause (viii) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“Euroclear” means Euroclear Bank, SA/NV, as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means (i) any Subsidiary that is not a Wholly Owned Subsidiary of the Company, (ii) any Foreign Subsidiary, (iii) any Unrestricted Subsidiary, (iv) any Immaterial Restricted Subsidiary, (v) any Receivables Subsidiary (or similar entity), (vi) any captive insurance Subsidiary, (vii) any not-for-profit Subsidiary and (viii) any Domestic Subsidiary that is prohibited by any applicable requirement of law or contractual obligation from Guaranteeing the Notes or which would require a consent, approval, license or authorization of any governmental authority to provide such a Guarantee (unless such consent, approval, license or authorization has been received and in any event only for so long as such restriction exists, and with respect to any such restriction under a contractual obligation, only to the extent existing on the Issue Date or on the date the applicable Person becomes a Subsidiary and not entered into in contemplation thereof).
“Existing Debt Repayments” means the repayment (i) of Term Loans and Revolving Loans (each as defined in the Credit Agreement) and (ii) of the 2027 Notes, in the case of each of clauses (i) and (ii), in connection with the Transactions.
“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company.
“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is (i) a CFC, (ii) a Subsidiary of an entity described in the preceding clause (i) or (iii) a CFC Holdco.
“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Funded Debt” means, with respect to any Person, all Debt of such Person of the types described in (i) clauses (i), (ii), (v) and (vii) of the definition of “Debt” as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) solely with respect to letters of credit, bankers’ acceptances and similar facilities that have been drawn but not yet reimbursed, clause (iii) of the definition of “Debt” and (iii) clause (ix) of the definition of “Debt” in respect of Debt of other Persons of the type described in the immediately preceding clauses (i) and (ii).
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States; provided that leases will be accounted for using the accounting principles in effect on the Issue Date and any change in the accounting for leases after the Issue Date will be disregarded. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP. For the avoidance of doubt, all calculations, ratios and computations with respect to leases contained in this Indenture will be computed in conformity with GAAP as in effect as of the Issue Date.
“Global Note Legend” means the legend identified as such in Section 2.6(vii)(b) hereto.
“Global Notes” means the Notes (which may be either Restricted Global Notes or Unrestricted Global Notes) in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A attached hereto.
“Goderich Mine” means (a) all freehold lands owned by Compass Canada at the Goderich mine site, in the County of Huron, in the Province of Ontario, Canada; (b) that certain mining lease no. 107377 between Compass Canada and the Province of Ontario as represented by the Minister of Northern Development and Mines; (c) all salt already found or which may hereafter be found to exist in or under the foregoing; (d) each lease made between Compass Canada and The Corporation of the Town of Goderich with respect to port lands; and (e) the rights of Compass Canada pursuant to the port user agreement, right of first refusal agreements and other port related agreements made from time to time among the Town of Goderich, Goderich Port Management Corporation and Compass Canada.
“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing); provided, however, that the term “Guarantee” shall not include a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.
“Guarantor” means each Subsidiary Guarantor.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business (including any Permitted Bond Hedge Transaction).
“Holder” means a Person in whose name a Note is registered in the security register.
“Immaterial Restricted Subsidiary” means any Restricted Subsidiary designated by the Company as an “Immaterial Restricted Subsidiary” if and for so long as such Restricted Subsidiary does not have (a) total assets as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available exceeding 5.0% of the Consolidated Total Assets and (b) total revenues for the most recent four fiscal quarter period of the Company for which financial statements are available exceeding 5.0% of the total revenues of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period; provided that (i) the aggregate amount of total assets of all Immaterial Restricted Subsidiaries as of the last day of any fiscal quarter of Company for which financial statements are required to have been delivered pursuant to clause (i) or clause (ii), as applicable, of Section 4.3, may not exceed 10.0% of the Consolidated Total Assets and (ii) the aggregate total revenues of all Immaterial Restricted Subsidiaries for the most recent four fiscal quarter period of the Company for which financial statements are required to have been delivered pursuant to clause (i) or clause (ii), as applicable, of Section 4.3, may not exceed 10.0% of the total revenues of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period; provided, further, that the Company may designate any Immaterial Restricted Subsidiary as a Material Restricted Subsidiary in order to cause the above required terms to be satisfied.
“Incur” or “incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company.
“Incurrence,” “Incurred,” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(i) amortization of Debt discount or accretion of principal with respect to a non-interest-bearing or other discount security;
(ii) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;
(iii) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and
(iv) unrealized losses or charges in respect of Hedging Obligations.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Purchasers” means J.P. Morgan Securities LLC, PNC Capital Markets LLC, Wells Fargo Securities, LLC, ING Financial Markets LLC, Rabo Securities USA, Inc., Scotia Capital (USA) Inc. and Morgan Stanley & Co. LLC.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, state, provincial, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Investment” by any Person means any direct or indirect loan, advance, Guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety, but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits in the normal course of business.
“Issue Date” means the date of original issuance of the Notes under this Indenture.
“Issuer” or “Company” has the meaning set forth in the recitals hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.
“LCT Election” has the meaning set forth Section 1.5 of this Indenture.
“LCT Test Date” has the meaning set forth Section 1.5 of this Indenture.
“Legal Holiday” means any day that is not a Business Day.
“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Interests or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any Restricted Payment requiring irrevocable notice in advance thereof and (iv) any Asset Sale or a disposition excluded from the definition of “Asset Sale.”
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Intellectual Property” means Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, as determined in good faith by the Company.
“Material Restricted Subsidiary” means any Restricted Subsidiary other than any Immaterial Restricted Subsidiary.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local Taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and (v) payments of unassumed liabilities (not constituting Debt) relating to the property sold at the time of, or within 30 days after, the date of such sale; provided, however, that (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (1) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (2) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction subsequently converted to cash shall become Net Cash Proceeds only at such time as it is so converted.

“Net Leverage Ratio” means, with respect to any Person, the ratio of (i) the consolidated Funded Debt of such specified Person and its Restricted Subsidiaries less unrestricted cash and Eligible Cash Equivalents of such Person and its Restricted Subsidiaries immediately preceding the date of the transaction giving rise to the need to calculate the Net Leverage Ratio to (ii) the Consolidated Adjusted EBITDA of such Person and its Restricted Subsidiaries for the Four Quarter Period.
“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”
“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
“Note Guarantees” means the Guarantees of the Subsidiary Guarantors pursuant to the terms of this Indenture, and “Note Guarantee” means any of them.
“Notes” has the meaning set forth in the recitals to this Indenture.
“Offer” has the meaning set forth in the definition of “Offer to Purchase.”
“Offering Memorandum” means the final offering memorandum, dated June 3, 2025, relating to the offering by the Company of Initial Notes and any future offering memorandum relating to Additional Notes.
“Offer to Purchase” means a written offer (the “Offer”) sent by the Company, with a copy to the Trustee, by first class mail, postage prepaid (or, to the extent permitted or required by the Applicable Procedures, sent electronically), to each Holder at its address appearing in the Note Register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 15 days or more than 60 days after the date of mailing or sending of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date and, in connection with a Change of Control, such Purchase Date may be no earlier than the date of the consummation of the Change of Control. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing or sending of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by first class mail (or, to the extent permitted or required by the Applicable Procedures, sent electronically) by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:
(i) the section of this Indenture pursuant to which the Offer to Purchase is being made;
(ii) the Expiration Date and the Purchase Date;
(iii) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture’s covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(iv) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);
(v) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);
(vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;
(vii) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;
(viii) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;
(ix) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) (or if the Note is a Global Note, pursuant to the Applicable Procedures);
(x) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender (or if the Note is a Global Note, pursuant to the Applicable Procedures);
(xi) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (or if a Global Note, by Applicable Procedures), with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and
(xii) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered (or if a Global Note, an adjustment shall be made on the Schedule of Exchanges of Interest attached thereto).

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.
“Officer’s Certificate” means a certificate signed by the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president.
“Opinion of Counsel” means a written opinion of legal counsel delivered to the Trustee, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee.
“Participant” means, with respect to DTC, a Person who has an account with DTC.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means Debt of the Company that is either (i) convertible or exchangeable into shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company) (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities) or (ii) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are in each case exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).
“Permitted Debt” means:
(i) Debt Incurred under and Guarantees of the Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that, the aggregate principal amount of all indebtedness Incurred or issued under this clause (i) and outstanding at any one time, does not exceed the sum of (a)(1) $325.0 million, plus (2) indebtedness Incurred to refinance the 2027 Notes outstanding after giving effect to the Transactions and (without duplication) any indebtedness Incurred to refinance such indebtedness, in each case that complies with clause (iv) of Refinancing Debt minus any amount refinanced pursuant to clause (xxvi) below and (3) an amount equal to the greater of (x) $85.0 million and (y) 50.0% of Consolidated Adjusted EBITDA, and (b) an additional amount, if after giving pro forma effect to the Incurrence of such additional amount (including a pro forma application of any acquisition or other transaction consummated in connection therewith and other appropriate pro forma adjustments of the net proceeds therefrom), the Consolidated Secured Leverage Ratio would have been equal to or less than 2.25:1.00 and (without duplication) any Refinancing Debt in respect thereof; provided that for the purposes of determining the amount that may be Incurred under this clause (i)(b) only, all Debt Incurred under this clause (i)(b) shall be deemed to be included in clause (i) of the definition of “Consolidated Secured Leverage Ratio”;
(ii) (a) Debt under the Notes issued on the Issue Date and (b) the 2027 Notes outstanding on the Issue Date and, in the case of each clauses (a) and (b), the contribution, indemnification and reimbursement obligations owed by the Company or any Subsidiary Guarantor to any of the other of them in respect of amounts paid or payable on such Notes, or 2027 Notes, as applicable;
(iii) Guarantees of the Notes and the 2027 Notes;
(iv) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i), (ii) or (iii) above);
(v) Debt owed to and held by the Company or a Restricted Subsidiary; provided, however, that: (a) if the Company or a Subsidiary Guarantor is the obligor on such Debt and the payee is a Restricted Subsidiary that is not a Subsidiary Guarantor, such Debt is unsecured and expressly subordinated to the prior payment in full in cash of the Notes and (b) if for any reason the payee ceases to be the Company, a Subsidiary Guarantor or a Restricted Subsidiary, as the case may be, such Debt shall cease to be Permitted Debt under this clause (v) and shall be deemed to constitute a new Incurrence of Debt of the Company or such Restricted Subsidiary, as applicable, for purposes of this Indenture;
(vi) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under this Indenture, other than pursuant to clause (xxii) below;
(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9, other than pursuant to clause (xxii) below and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being Guaranteed;
(viii) Debt Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations (including Debt owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business) or other Debt with respect to reimbursement-type obligations regarding workers’ compensation claims, in each case in the ordinary course of business, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, standby letters of credit, letters of credit for operating purposes and performance and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;
(ix) Debt under Swap Contracts and Hedging Obligations;
(x) [Reserved];
(xi) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of such Debt outstanding at any time may not exceed the greater of (x) $67.0 million in the aggregate and (y) 4.0% of Consolidated Total Assets;

(xii) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, incentive, non-compete or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;
(xiii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:
(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary, as the case may be; and
(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary, as the case may be, shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xiii);
(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within ten Business Days of Incurrence;
(xv) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed the greater of (x) $150.0 million and (y) 10.0% of Consolidated Total Assets in the aggregate at any one time outstanding; provided that the aggregate principal amount of Debt that may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors at any time under this clause (xv) and the first paragraph under Section 4.9 shall collectively not exceed the greater of (i) $50.0 million and (ii) 3.0% of Consolidated Total Assets;
(xvi) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Permitted Receivables Facility and Non-Recourse Receivable Subsidiary Indebtedness;
(xvii) Debt of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes under Article VIII;
(xviii) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company or any of its Restricted Subsidiaries;
(xix) Debt consisting of take-or-pay obligations on customary business terms contained in supply agreements entered into in the ordinary course of business;
(xx) Debt assumed in connection with an acquisition in an aggregate principal amount not to exceed at any one time outstanding (x) $75.0 million (less the aggregate principal amount of Debt Incurred under subclause (x) of clause (xxi) of this definition of “Permitted Debt” then outstanding) plus (y) any additional amount so long as, the Net Leverage Ratio does not exceed 4.50:1.00 on a pro forma basis immediately after giving effect to such Incurrence of Debt (and the application of the proceeds thereof); provided that in each case (a) such Debt exists at the time such acquisition is consummated and is not created or Incurred in connection therewith or in contemplation thereof, (b) neither the Company nor any Subsidiary Guarantor (other than such Person so acquired in such acquisition or any other

Person that such Person merges with or that acquires the assets of such Person in connection with such acquisition) shall have any liability or other obligation with respect to such Debt, (c) if such Debt is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of the Company or any Subsidiary Guarantor and (d) in addition to any such Debt otherwise permitted under any other clauses of this definition of “Permitted Debt” and the first paragraph under Section 4.9, the amount of any such Debt assumed by Restricted Subsidiaries that are not Subsidiary Guarantors, when taken together with the aggregate principal amount of Debt Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under clause (xxi) of this definition of “Permitted Debt” then outstanding, shall not exceed $50.0 million;
(xxi) Debt of the Company or any of its Restricted Subsidiaries Incurred to finance an acquisition in an aggregate principal amount not to exceed at any one time outstanding (x) $75.0 million (less the aggregate principal amount of Debt Incurred under subclause (x) of clause (xx) of this definition of “Permitted Debt” then outstanding) plus (y) any additional amount so long as, the Net Leverage Ratio does not exceed 4.50:1.00 on a pro forma basis immediately after giving effect to such Incurrence of Debt (and the application of the proceeds thereof); provided that (a) neither the Company nor any Subsidiary Guarantor (other than such Person so acquired in such acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such acquisition) shall have any liability or other obligation with respect to such Debt, (b) if such Debt is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such acquisition (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of the Company or any Subsidiary Guarantor and (c) in addition to any such Debt otherwise permitted under any other clauses of this definition of “Permitted Debt” and the first paragraph under Section 4.9, the aggregate principal amount of any such Debt Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors, when taken together with the aggregate principal amount of Debt assumed by Restricted Subsidiaries that are not Subsidiary Guarantors under clause (xx) of this definition of “Permitted Debt” then outstanding, shall not exceed $50.0 million;
(xxii) (a) Debt of Foreign Subsidiaries (other than Compass Canada or any Canadian Restricted Subsidiaries), including in respect of local lines of credit, letters of credit, bank guarantees, receivables financings, factoring arrangements, sale and leaseback transactions and similar extensions of credit in the ordinary course of business, in an aggregate principal amount not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets at any one time outstanding; provided, that if such Debt is secured, it shall be secured (1) in the case of Debt Incurred by Compass UK, only by the Goderich Mine and (2) in the case of Debt Incurred by any other Foreign Subsidiary, only by the assets of such Foreign Subsidiary and (b) Debt of Compass Canada or any Canadian Restricted Subsidiary in an aggregate principal amount not to exceed $200.0 million at any one time outstanding; provided, that if such Debt is secured, it shall be secured only by the assets of such Foreign Subsidiary;
(xxiii) (i) Debt representing deferred compensation or stock-based compensation to employees of the Company or any Restricted Subsidiary Incurred in the ordinary course of business and (ii) Debt consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements Incurred in connection with any Permitted Investment hereunder;
(xxiv) Debt issued by the Company or any Restricted Subsidiary to current or former officers, directors, employees, managers and consultants, and their respective estates, spouses or former spouses, of the Company or any Restricted Subsidiary, in lieu of or combined with cash payments, to finance the purchase or redemption of Capital Interests of the Company owned by any such Person to the extent such purchase or redemption is permitted by clause (v) of the second paragraph under Section 4.7;
(xxv) Debt Incurred by, or representing Guarantees in respect of Debt of, joint ventures in an aggregate principal amount not to exceed the greater of (i) $100.0 million and (ii) 5.0% of Consolidated Total Assets at any one time outstanding;
(xxvi) Refinancing Debt with respect to Debt Incurred or outstanding pursuant to clauses (ii), (iii), (iv) and this clause (xxvi); and
(xxvii) all premium (if any), interest (including post-petition interest), fees, expenses, charges, amortization of original issue discount, interest paid in kind and additional or contingent interest on obligations described in clause (i) through (xxvi) of this definition of “Permitted Debt” above;
Notwithstanding anything herein to the contrary, Debt permitted under clauses (i), (xi), (xv), (xx), (xxi), (xxii) and (xxv) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xxvi) of this definition of “Permitted Debt.”
“Permitted Investments” means:
(i) Investments in existence on the Issue Date and any extensions or replacements thereof on terms no less favorable and in amounts no greater than exist on the Issue Date;
(ii) Investments in cash and Eligible Cash Equivalents;
(iii) Investments in property and other assets owned or used by the Company or any Restricted Subsidiary in the normal course of business;
(iv) prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;
(v) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;
(vi) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;
(vii) Swap Contracts and Hedging Obligations;
(viii) receivables owing to the Company or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(ix) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(x) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed the greater of (x) $100.0 million and (y) 6.0% of Consolidated Total Assets at any one time outstanding;
(xi) loans (and Guarantees of third-party loans) and advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $10.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(xii) Investments the payment for which consists solely of Capital Interests of the Company;
(xiii) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of property or assets not constituting an Asset Sale;
(xiv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;
(xv) Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (other than a Receivable Subsidiary) of Debt otherwise permitted by Section 4.9;
(xvi) any Investment by the Company or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Permitted Receivables Facility, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests;
(xvii) loans or advances to customers or suppliers in the ordinary course of business;
(xviii) Investments in any Person made in exchange for, out of the net cash proceeds of the substantially concurrent sale of, Capital Interests of the Company (other than Disqualified Capital Interests);
(xix) Investments in connection with cash management services, treasury arrangements or related activities arising in the ordinary course of business or consistent with past or industry practice;
(xx) Additional Investments so long as the Net Leverage Ratio does not exceed 4.00:1.00 on a pro forma basis immediately after giving effect to such Investment;
(xxi) Additional Investments in Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $50.0 million;
(xxii) Investments by the Company or any Restricted Subsidiary in joint ventures or similar arrangements at any one time outstanding not to exceed $75.0 million; and
(xxiii) Investments of any Person (other than an Unrestricted Subsidiary) in existence at the time such Person becomes a Restricted Subsidiary (other than in Subsidiaries of any such Person); provided that such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary.

“Permitted Liens” means:
(i) Liens existing at the Issue Date (other than Liens securing the Credit Agreement);
(ii) Liens that secure (a) Debt incurred pursuant to clause (i) of the definition of “Permitted Debt,” (b) Hedging Obligations and Swap Contracts relating to such Credit Facilities and permitted under the agreements related thereto and (c) fees, expenses and other amounts payable under such Debt or payable pursuant to cash management agreements or agreements with respect to similar banking services relating to such Debt and permitted under the agreements related thereto;
(iii) any Lien for Taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);
(iv) any warehousemen’s, materialmen’s, landlord’s, carriers, materialmen, repairmen, construction, contractors or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);
(v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not materially adversely affect the value of the Company or materially impair the operation of the business of such Person, taken as a whole;
(vi) pledges or deposits (a) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (b) to secure the performance of tenders, bids, trade, contracts, governmental contracts and other similar contracts, surety, stay, judgment and appeal bonds or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice; (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
(vii) Liens on property or assets existing at the time of acquisition thereof (and not created or Incurred in connection with, or in anticipation of, such transaction); provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;
(viii) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in connection with, or in anticipation of, such transaction); provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(ix) (a) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Subsidiary Guarantor and (b) Liens securing Debt of a non-Guarantor Subsidiary owed to and held by a non-Guarantor Subsidiary;
(x) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Restricted Subsidiaries;
(xi) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;
(xii) licenses of intellectual property granted in the ordinary course of business;
(xiii) Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be Incurred pursuant to clause (xi) of the definition of “Permitted Debt;” provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt;
(xiv) Liens in favor of the Company or any Subsidiary Guarantor;
(xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(xvi) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(xvii) [Reserved];
(xviii) Liens (a) that are contractual rights of set-off (1) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (2) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and/or any of its Restricted Subsidiaries or (3) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (b) of a collection bank arising under Section 4-208 and Section 4-210 of the Uniform Commercial Code on items in the course of collection, (1) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (2) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(xix) Liens created by or resulting from any litigation or other proceedings which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;
(xx) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;
(xxi) any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
(xxii) (a) deposits in the ordinary course of business to secure liability to insurance carriers and (b) Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;
(xxiii) Liens on the Capital Interests of a Receivable Subsidiary and accounts receivable and related assets described in the definition of “Permitted Receivables Facility Assets,” in each case, Incurred in connection with a Permitted Receivables Facility;
(xxiv) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under this Indenture;
(xxv) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Indenture;
(xxvi) Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions;
(xxvii) (a) set-off rights not otherwise set forth in clause (xviii) above, or (b) Liens arising in connection with repurchase agreements that constitute Investments;
(xxviii) Liens not otherwise permitted under this Indenture in an aggregate amount not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets in the aggregate at any one time outstanding;
(xxix) Liens on property or assets of the Company or any Restricted Subsidiary in favor of the United States of America, any state thereof or any instrumentality of either to secure certain payments pursuant to any contract or statute;
(xxx) Liens on assets acquired pursuant to an acquisition (and the proceeds thereof) or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to an acquisition; provided that (a) solely in the case of a Lien securing

Debt incurred under clause (xx) of the definition of “Permitted Debt”, such Lien was not created in contemplation thereof, (b) such Lien does not at any time encumber any other assets of the Company or any Restricted Subsidiary and (c) the Debt secured thereby is incurred under clause (xx) or (xxi) of the definition of “Permitted Debt”;
(xxxi) Liens securing Debt incurred under clause (xxii) of the definition of “Permitted Debt”, subject to the limitations and requirements set forth in clause (xxii) of the definition of “Permitted Debt”;
(xxxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; provided that any such Lien attaches only to the assets that is the subject of such arrangement;
(xxxiii) Liens on cash or Eligible Cash Equivalents used to defease or to satisfy and discharge Debt; provided that such defeasance or satisfaction and discharge is permitted by this Indenture;
(xxxiv) Liens not otherwise permitted pursuant to this definition, so long as the Consolidated Secured Leverage Ratio shall not exceed 2.25:1.00 on a pro forma basis immediately after giving effect to such Incurrence of Debt; and
(xxxv) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (i) through (xxxiv) above; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased; provided further that the Incurrence of any Lien pursuant to this clause (xxxv) shall reduce the capacity available under the clause pursuant to which the original Lien was Incurred as if and to the same extent that the Lien Incurred pursuant to this clause (xxxv) were Incurred pursuant to such other clause.
“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents providing for the sale, contribution, assignment or other transfer (including a “back-up” security interest pledge) by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets to the Receivables Subsidiary (either directly or through another Receivables Seller) for fair value as reasonably determined in good faith by the Company (and calculated in a manner typical for such transactions, including a fair market discount from the face value of the applicable Permitted Receivables Facility Assets), which in turn shall sell, assign, transfer or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Subsidiary permitted to issue notes or other evidences of Debt secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Subsidiary (together with any cash Investment or other capital contribution received by the Receivables Subsidiary and/or any intercompany Debt issued by the Receivables Subsidiary to a Receivables Seller) to purchase the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” means (i) Receivables and equitable, beneficial or undivided interests in Receivables (whether now existing or arising in the future) of the Company and the Restricted Subsidiaries which are sold, assigned or otherwise transferred (including by way of a “back-up” security interest pledge) to the Receivables Subsidiary pursuant to the

Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so sold, assigned or otherwise transferred to, or established by or on behalf of, the Receivables Subsidiary, and all collections or other proceeds thereof, (ii) loans to the Company and the Restricted Subsidiaries secured by Receivables (whether now existing or arising in the future) of the Company and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility and (iii) investments by or cash belonging to a Receivables Subsidiary credited to accounts owned by the Company or any Subsidiary.
“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Debt secured by such notes, all of which documents and agreements (including any amendments thereto) shall be customary for transactions of this type (in the good faith determination of the Company).
“Permitted Receivables Related Assets” means any other assets or contractual rights that are customarily transferred or established, or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or other proceeds of any of the foregoing, including guarantees, insurance policies and underlying collateral.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event or other change of the common stock of the Company) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Company substantially concurrently with any purchase by the Company of a Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
“Private Placement Legend” means the legend set forth in Section 2.6(vii)(a) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Money Debt” means Debt:
(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and
(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed;

and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.
“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with the Permitted Receivables Facility.
“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Disqualified Capital Interests.
“Qualified Equity Offering” means the issue and sale of common shares of the Company (other than to a Subsidiary) in a bona fide public or private offering.
“Receivables” means all accounts receivable (including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).
“Receivables Sellers” means the Company and those Restricted Subsidiaries (other than Receivables Subsidiaries) that are from time to time party to the Permitted Receivables Facility Documents.
“Receivable Subsidiary” means a Subsidiary of the Company:
(i) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries; provided that “accounts receivable” includes providing letters of credit on behalf of or for the benefit of the Company and/or its Restricted Subsidiaries;
(ii) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officer’s Certificate that is delivered to the Trustee;
(iii) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with Section 4.17;
(iv) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(v) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might reasonably be expected to be obtained at the time from Persons that are not Affiliates of the Company in connection with a Permitted Receivables Facility as determined in good faith by the Board of Directors of the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Permitted Receivables Facility as determined in good faith by the Board of Directors of the Company and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Company or any Restricted Subsidiary; and
(vi) with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Permitted Receivables Facility or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.
“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced, renewed, replaced or extended, if such Debt was subordinated to the Notes;
(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced, renewed, replaced or extended or (b) at least 91 days after the maturity date of the Notes;
(iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended;
(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and
(v) such Refinancing Debt is Incurred by the same Person or Persons (or their successors) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company; and, solely with respect to that portion of the 2027 Notes outstanding after giving effect to the Transactions (but, in any event, not to exceed $250.0 million), such indebtedness may be guaranteed by any of the Subsidiary Guarantors.

“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in the business of the Company and its Restricted Subsidiaries; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person unless, upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Reserved Indebtedness Amount” has the meaning set forth in Section 4.9 of this Indenture.
“Responsible Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of such Trustee or Paying Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of such Trustee or Paying Agent, as the case may be, who shall have direct responsibility for the administration of this Indenture or any other officer of such Trustee or Paying Agent, as the case may be, to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject matter.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Payment” means any of the following:
(i) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than (a) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);
(ii) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);
(iii) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Subsidiary Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;
(iv) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and
(v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
“Restricted Period” means the 40-day distribution compliance period as set forth in Regulation S.
“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act, but shall not include any Unrestricted Subsidiary.
“Similar Business” means (i) any business, services or other activities conducted or proposed to be conducted by the Company or any of its Subsidiaries on the Issue Date, (ii) any business, services or other activities that are similar, incidental, ancillary, complementary or related to, or an extension, development or expansion of, the businesses, services or other activities in which the Company and any of its Subsidiaries were engaged on the Issue Date and (iii) a Person conducting a business, service or activity specified in clauses (i) and (ii), and any Subsidiary thereof.
“Specified Transaction” means, with respect to any period, any acquisition, Investment, disposition, incurrence or repayment of Debt, Restricted Payment and subsidiary designation, in each case, that is permitted by this Indenture, and operating improvements, restructurings, cost saving initiatives or other similar initiatives or any other event that by the terms of this Indenture requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and servicing obligations entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.
“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.
“Subsidiary Guarantor” means the Subsidiaries of the Company who are party to this Indenture on the Issue Date and any Additional Guarantor that executes a supplemental indenture providing a Note Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.
“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Synergies” has the meaning set forth in the definition of “Consolidated Adjusted EBITDA.”
“Synthetic Lease Obligations” means any monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any government or other taxing authority, including any interest, additions to tax or penalties applicable thereto.
“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Transactions” the sale of the Notes and the application of the net proceeds therefrom and the concurrent amendment to the Credit Agreement.
“Treasury Rate” means the yield to maturity at the date of redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date of redemption (or, if such statistical release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from the redemption date to July 1, 2027; provided, however, that if the period from the redemption date to July 1, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to July 1, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” has the meaning set forth in the recitals to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” means:
(i) any Subsidiary designated as such by an Officer’s Certificate as set forth below where neither the Company nor any of its Restricted Subsidiaries (a) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivable Subsidiary any Standard Securitization Undertakings); provided that the Company or any Restricted Subsidiary may pledge Capital Interests or property or assets of any Unrestricted Subsidiary on a non-recourse basis as long as the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain that pledged Capital Interests or property or assets, or (b) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivable Subsidiary any Standard Securitization Undertakings); and
(ii) any Subsidiary of an Unrestricted Subsidiary.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.
“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary that is also a Restricted Subsidiary.
“Wholly Owned Subsidiary” means a Subsidiary all the Capital Interests of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.
SECTION 1.2    Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“covenant defeasance”	8.3
“covenant suspension”	4.19
“defeasance”	8.2
“Discharge”	11.1
“Event of Default”	6.1
“Excess Proceeds”	4.10
“Initial Liens”	4.12
“LCT Election”	1.5
“LCT Test Date”	1.5
“Note Register”	2.3
“Offer Amount”	3.9
“redemption date”	3.1
“Registrar”	2.3
“Reserved Indebtedness Amount”	4.9
“Surviving Entity”	5.1

SECTION 1.3    [Reserved].
SECTION 1.4    Rules of Construction. Unless the context otherwise requires:
(i) a term has the meaning assigned to it herein;
(ii) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(iii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
(iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”
(v) the word “will” shall be construed to have the same meaning and effect as the word “shall;”
(vi) unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) any reference to any law, including the Securities Act or the Exchange Act, shall include all statutory and regulatory provisions consolidating, amending, substituting, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(vii) in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and excluding”, the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including;”
(viii) section headings herein are included for convenience of reference only and shall not affect the interpretation of this Indenture;
(ix) unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;
(x) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP or a successor to GAAP;
(xi) “or” is not exclusive; and
(xii) provisions apply to successive events and transactions.
SECTION 1.5    Limited Condition Transactions.
(i) When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) and, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued or Incurred at the LCT Test Date or at any time thereafter); provided, that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the

Incurrence or issuance of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (b) Consolidated Interest Expense will be calculated by the Company using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.
(ii) For the avoidance of doubt, if the Company has made an LCT Election: (a) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with (or satisfied) as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will be deemed not to have been exceeded or failed to have been complied (or satisfied) with as a result of such fluctuations; (b) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will be deemed not to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (c) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
SECTION 1.6    Acts of Holders.
(i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are received by a Responsible Officer, the Trustee and, where it is hereby expressly required, delivered to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.6.
(ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(iii) The ownership of Notes shall be proved by the Note Register.
(iv) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(v) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(vi) Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(vii) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE II

THE NOTES
SECTION 2.1    Form and Dating.
(i) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or any Subsidiary Guarantor is subject or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Trustee shall authenticate the Notes, upon receipt of a written order of the Company for the authentication and delivery of such Notes, which order shall set forth the number of separate notes, the principal amount of each such Note to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holders of each of the said Notes and delivery instructions.
(ii) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.
Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions of Clearstream Bank” and “Customer Handbook” of Clearstream shall be applicable to all transfers of beneficial interests in Regulation S Global Notes that are held by members of, or Participants, in DTC through Euroclear or Clearstream.
(iii) The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.
(iv) Section 2.1(iii) shall apply only to Global Notes deposited with or on behalf of the Depositary.
The Issuer shall execute and the Trustee shall, in accordance with Section 2.2, authenticate and deliver the Global Notes that (a) shall be registered in the name of the Depositary or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian.
Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or other agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.
The Trustee shall have no responsibility or obligation (or any liability) to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.

(v) Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.
SECTION 2.2    Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall have the right to decline to authenticate and deliver any Notes: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then-outstanding Notes; or (c) if the issuance of any Notes pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Notes and/or this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.
The Trustee shall, upon receipt of a written order of the Issuer signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (in accordance with Section 12.4), and an Opinion of Counsel complying with Section 12.4 authenticate (i) the Initial Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes, (ii) Additional Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Issuer described in this sentence; provided that the issuance of such Additional Notes shall be subject to Section 2.16 and 4.19. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.16 hereof.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.
SECTION 2.3    Registrar; Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
The Issuer shall notify the Trustee and the Holders in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any Subsidiary may act as Paying Agent or Registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes and as the office or agency of the Company where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.
The Issuer may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.
SECTION 2.4    Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify a Responsible Officer of the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(viii) hereof, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten (10) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.
SECTION 2.6    Transfer and Exchange.
(i) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (a) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (b) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form. Upon the occurrence of either of the preceding events in (a) or (b) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Note authenticated and delivered by the Trustee (upon receipt of an authentication order in accordance with Section 2.2 hereof)in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(i), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(ii) or (iii) hereof.

(ii) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs as applicable:
(a) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(ii)(a).
(b) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (1)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above. Upon notification from the Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.6(viii) hereof.
(c) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (b) above and the Registrar receives the following:
(1) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; and
(2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

(d) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (b) above and:
(1) [reserved];
(2) [reserved];
(3) [reserved]; or
(4) the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1) thereof;
(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and
(C) in each such case set forth in this subparagraph (4), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (4) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(iii) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(a) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:
(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

(2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;
(3) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;
(4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;
(5) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or
(6) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(viii) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(iii)(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(b) Notwithstanding Section 2.6(iii)(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(1) [reserved];
(2) [reserved];
(3) [reserved];
(4) the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;
(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a

Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and
(C) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.
(c) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon written notice by the Registrar of satisfaction of the conditions set forth in Section 2.6(ii)(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(viii) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery (upon receipt of an authentication order in accordance with Section 2.2 hereof) to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(iii)(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(iii)(c) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.
(iv) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(a) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;
(2) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;
(3) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;
(4) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(5) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or
(6) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (1) above, the appropriate Restricted Global Note and, in the case of subparagraph (2) above, the Rule 144A Global Note, and, in the case of subparagraph (3) above, the Regulation S Global Note.
(b) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(1) [reserved];
(2) [reserved];
(3) [reserved];
(4) the Registrar receives the following:
(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof;
(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and
(C) in each such case set forth in this subparagraph (4), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(iv)(b), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(c) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(d) If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (b)(4) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (b)(4) or (c) above.
(v) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(v), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(v).
(a) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:
(1) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;
(2) if the transfer will be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and
(3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.
(b) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(1) [reserved];
(2) [reserved];
(3) [reserved];
(4) the Registrar receives the following:
(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;
(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(C) in each such case set forth in this subparagraph (4), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
(c) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.
(vi) [Reserved].
(vii) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(a) Private Placement Legend.
(1) Except as permitted by subparagraph (2) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT

OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”]
(2) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (ii)(d), (iii)(c), (iv)(b), (iv)(c), (v)(b) or (v)(c) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(viii) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(i) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(viii) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if a particular Global Note has been redeemed, repurchased or canceled in part and not in whole, or if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interest on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.
(ix) General Provisions Relating to Transfers and Exchanges.
(a) To permit registrations of transfers and exchanges, subject to Section 2.6, the Company shall execute and, upon the Company’s written order, signed by one or more Officers of the Company, the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar’s request.
(b) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer Tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.10, 4.14 and 9.5 hereto).
(c) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the Note Guarantees, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(e) The Company and the Registrar shall not be required (1) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (3) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (4) to register the transfer of a Note other than in denominations of $2,000 or multiple integrals of $1,000 in excess thereof.
(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
(g) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.
(h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a transfer or exchange may be submitted by facsimile.
(i) The Trustee and the Registrar shall have no obligation or duty (nor any liability) to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(j) The transferor of any Note shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee to allow the Trustee to comply with any applicable Tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
SECTION 2.7    Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.8    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9    Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Note Register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
SECTION 2.10    Temporary Notes. Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer signed by two Officers of the Issuer. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11    Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and evidence of their cancellation will be delivered to the Issuer upon Issuer's written request.
SECTION 2.12    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least ten (10) days before the special record date, the Issuer (or the Trustee, in the name and at the request and expense of the Issuer) shall deliver or cause to be delivered to Holders a notice (mailed by first class mail or electronically delivered, where possible)that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.13    [Reserved].
SECTION 2.14    Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 2.15    CUSIP, ISIN and Common Code Numbers. The Company in issuing the Notes may use CUSIP, ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee may use CUSIP, ISIN and Common Code numbers, as appropriate, in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or Common Code numbers.
SECTION 2.16    Issuance of Additional Notes. The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions (and if such issuance is done in a transaction other than a registered public offering, transfer restrictions); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9. The Initial Notes and any Additional Notes shall be, without limitation, treated as a single class for all purposes under this Indenture.
With respect to any Additional Notes, the Company shall set forth in a Board Resolution of its Board of Directors and in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(ii) the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and
(iii) whether such Additional Notes shall bear the Private Placement Legend set forth in Section 2.6(vii)(a).
The Company shall also provide an Opinion of Counsel to the Trustee pursuant to Section 12.4 in connection with the Board Resolution and Officer’s Certificate referenced above. No Board Resolution or Officer’s Certificate may affect the Trustee’s own rights, privileges, protections, powers, immunities, indemnities or limitations of liability under this Indenture or otherwise with respect to any Additional Notes except as the Trustee may agree in writing.
ARTICLE III

REDEMPTION AND PREPAYMENT
SECTION 3.1    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 15 days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described under “Applicable Premium” in Section 1.1, will be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the redemption date.
If the Issuer is required to make an Offer to Purchase pursuant to Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least 15 days prior to the mailing of the Offer (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and

(v) the purchase date and further setting forth a statement to the effect that (a) the Issuer or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $40.0 million or (b) a Change of Control has occurred, as applicable.
SECTION 3.2    Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by lot, on a pro rata basis or by any other method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable requirements of the Depositary); provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (or, to the extent permitted or required by the Applicable Procedures, electronically) at least 10 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note (or if a Global Note, an adjustment shall be made on the Schedule of Exchanges of Interest attached thereto). The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and if the Notes are Certificated Notes shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.
SECTION 3.3    Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Issuer shall send or cause to be sent by electronic transmission or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
The notice shall identify the Notes to be redeemed and shall state:
(i) the redemption date;
(ii) the redemption price, or if not then known, the manner of determination thereof, and the amount of accrued interest, if any to be paid;
(iii) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or if a Global Note, an adjustment shall be made on the Schedule of Exchanges of Interest attached thereto);
(iv) the name, telephone number and address of the Paying Agent;
(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(viii) whether the notice of redemption is conditional, and a brief description of any applicable conditions; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 15 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and including a copy of such notice which complies with the requirements as provided in the preceding paragraph. The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
Notes called for redemption become due on the date fixed for redemption; provided that notices of redemption may be conditioned at the direction of the Company on one or more conditions precedent, such as, without limitation, a Change of Control or a financing transaction. If a redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in the Company’s sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in the Company’s sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Company will provide prompt written notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee) delaying or rescinding any such conditional redemption in the event that any such condition precedent shall not have been satisfied (or waived), and thereafter such redemption and notice of redemption shall be so delayed, or rescinded and of no force or effect, as applicable. Upon receipt of such notice from the Company delaying or rescinding such conditional redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.
SECTION 3.4    Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date, unless such notice of redemption is subject to one or more conditions precedent as permitted by the last paragraph of Section 3.3 hereof, in which case such notice of redemption becomes irrevocable once the conditions set forth therein are satisfied.
SECTION 3.5    Deposit of Redemption or Purchase Price. On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall, upon receipt of a written request from the Issuer, promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.
If Notes called for redemption or tendered in an Asset Sale Offer or Offer to Purchase are paid or if Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset

Sale Offer or Offer to Purchase (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.
SECTION 3.6    Notes Redeemed in Part. Upon surrender of a Certificated Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.7    Optional Redemption.
(i) Except as set forth below, the Company will not be entitled to redeem the Notes at its option prior to July 1, 2027. At any time prior to July 1, 2027, the Company may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the sum of (a) 100% of the principal amount thereof, plus (b) the Applicable Premium as of the date of redemption, plus (c) accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date). Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
(ii) On or after July 1, 2027, the Company may, on any one or more occasions, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2027	104.000%
2028	102.000%
2029 and thereafter	100.000%

(iii) In addition, at any time or from time to time prior to July 1, 2027, the Company, at its option, may redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption; provided that (a) at least 50% of the aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption and (b) the redemption occurs within 180 days of the closing of any such Qualified Equity Offering (disregarding the date of closing of any over-allotment or other “greenshoe” option with respect thereto).

(iv) If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed in accordance with Section 3.2.
(v) At any time, in connection with any Offer to Purchase the Notes, including, without limitation, any Offer to Purchase in connection with a Change of Control or an Asset Sale, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to, but not including, the date of such redemption.
(vi) The Company may, at any time and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, or otherwise, subject to compliance with this Indenture and compliance with all applicable securities laws.
SECTION 3.8    Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
SECTION 3.9    Offer to Purchase. In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Offer to Purchase, the Issuer shall follow the procedures specified below.
Unless otherwise required by applicable law, an Offer to Purchase shall specify the Expiration Date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 15 days or more than 60 days after the date of mailing or sending of such Offer, and the Purchase Date for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date. The Company shall notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee in its sole discretion) prior to the mailing or sending of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by first class mail (or, to the extent permitted or required by the Applicable Procedures, sent electronically) by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.
On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary (or if a Global Note, by Applicable Procedures), the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) Business Days after the Expiration Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, at the written request of the Issuer, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered (or if a Global Note, an adjustment shall be made to the Schedule of Exchanges of Interest attached thereto); provided that each such new Note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.
The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and any regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer or Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.9, 4.10 or 4.14 of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under Section 3.9, 4.10 or 4.14, as applicable, by virtue of such compliance.
Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
ARTICLE IV

COVENANTS
SECTION 4.1    Payment of Notes.
(i) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.
(ii) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.2    Maintenance of Office or Agency. The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.3    Provision of Financial Information. So long as any Notes are outstanding, the Company will furnish to the Trustee:
(i) within 90 days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in this offering memorandum), including (a) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) audited financial statements prepared in accordance with GAAP or, to the extent the Company is a reporting company, the Annual Report on Form 10-K as filed under the Exchange Act;
(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is provided in this offering memorandum), including (a) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) unaudited quarterly financial statements prepared in accordance with GAAP or the Quarterly Report on Form 10-Q under the Exchange Act actually filed while the Company is a reporting company; and
(iii) within five Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Company and its Subsidiaries, taken as a whole.
Notwithstanding the foregoing, such reports (a) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (b) will not be required to contain the separate financial information for Subsidiary Guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the Commission.
So long as any Notes are outstanding, the Company will also maintain a public website to which the reports required by this Section 4.3 are posted.
In addition, the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Notwithstanding any of the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders if it has filed (or, in the case of an Item 2.02 or Item 7.01 Form 8-K, furnished) such reports with the Commission and such reports are publicly available, it being understood that the Trustee shall not be deemed to have actual or constructive knowledge of any information contained therein.
To the extent any information is not provided within the time periods specified in this Section 4.3 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (iii) under Section 6.1 until 180 days after the receipt of the written notice delivered thereunder.
Delivery of reports, information and documents, and other publicly available information (including on EDGAR), to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice or actual notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including compliance with any of the Company’s covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with its covenants or with respect to any reports or other documents filed with the Commission or on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any website under this Indenture, or participate in any conference calls.
SECTION 4.4    Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate (that need not comply with Section 12.4 and Section 12.5) signed by the chief executive officer, the chief financial officer, or the chief accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.7 hereof were computed, which calculations may be based upon the Company’s latest available financial statements), and further stating that, to his or her knowledge, each entity is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
SECTION 4.5    Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right, remedy or power herein granted to the Trustee, but shall suffer and permit the execution of every such right, remedy or power as though no such law has been enacted.
SECTION 4.7    Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
(i) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
(ii) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and
(iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments and all Permitted Investments pursuant to clause (x) of the definition of “Permitted Investments” made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (ix), (xvi) and (xvii) of the second paragraph of this Section 4.7), shall not exceed the sum (without duplication) of:
(a) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter after the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus
(b) 100% of the aggregate amount of proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (1) as a contribution to its common equity capital, (2) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests or (3) from the sale of Qualified Capital Interests of an Unrestricted Subsidiary or any minority investment, including Qualified Capital Interests issued upon the conversion or exchange of Debt or Disqualified Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus
(c) 100% of the net reduction in Investments (other than Permitted Investments except to the extent such Permitted Investment is made pursuant to clause (x) of the definition of “Permitted Investments”) made on and after the Issue Date in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayment of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary, plus
(d) to the extent that any Investment (other than (1) Permitted Investments except to the extent such Permitted Investment is made pursuant to clause (x) of the definition of “Permitted Investments” and (2) Investments in Unrestricted Subsidiaries) that was made on and after the Issue Date is sold for cash or otherwise disposed of, liquidated or repaid for cash or other assets, an amount equal to the net cash return of capital (including dividends, interest, distributions, returns of principal, profits on sale, advances or other transfers of assets, repayments, income and similar amounts) or net Fair Market Value of return of capital by means of such sale, disposal or liquidation of such Investment, plus
(e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case on or after the Issue Date, the net cash return of capital or net Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation combination or transfer (or of the assets transferred or conveyed, as applicable), plus
(f) 100% of any dividends, distributions, interest payments, returns of principal, profits on sale, repayments, income and similar payments received by the Company or a Restricted Subsidiary on and after the Issue Date from an Unrestricted Subsidiary or other Investment (other than a Permitted Investment except to the extent such Permitted Investment is made pursuant to clause (x) of the definition of “Permitted Investments”), in the case of clauses (b) through (f), to the extent such amounts were not otherwise included in the calculation of Consolidated Net Income of the Company for such period.
Notwithstanding whether the foregoing provisions would prohibit the Company and its Restricted Subsidiaries from making a Restricted Payment, the Company and its Restricted Subsidiaries may make the following Restricted Payments:
(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this Section 4.7;
(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company; provided that the amount of any net proceeds that are utilized for such Restricted Payment will not increase the amount available for Restricted Payments under clause (iii) of the first paragraph of this Section 4.7;
(iii) the retirement of any shares of Preferred Interests or Disqualified Capital Interests by conversion into, or by exchange for, shares of Preferred Interests or Disqualified Capital Interests, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Preferred Interests or Disqualified Capital Interests;
(iv) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Subsidiary Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (a) new subordinated Debt of the Company or such Subsidiary Guarantor, as the case may be, Incurred in accordance with this Indenture or (b) of Qualified Capital Interests of the Company; provided that the amount of any net proceeds that are utilized for such Restricted Payment will not increase the amount available for Restricted Payments under clause (iii) of the first paragraph of this Section 4.7;
(v) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by directors, officers, consultants, agents or employees or former directors, officers, consultants, agents or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $20.0 million in any calendar year; provided, further, that any unused amounts in any calendar year not to exceed $10.0 million may be carried forward to the next succeeding calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to directors, employees, officers or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of the first paragraph of this Section 4.7; plus (b) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (v) in any calendar year and, to the extent any payment described under this clause (v) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);
(vi) the repurchase of Capital Interests deemed to occur (a) upon the exercise of stock options, warrants, settlements or similar rights to the extent such Capital Interests represent a portion of the exercise price of those stock options, warrants, settlements or similar rights, (b) as a result of common shares utilized to satisfy Tax withholding obligations upon exercise of stock options or vesting of other equity awards or (c) upon the cancellation of stock options, warrants or other equity awards;
(vii) cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;
(viii) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Interests of the Company or any Restricted Subsidiary or any class or series of Preferred Interests of the Company or any Restricted Subsidiary, in each case issued or Incurred in compliance with Section 4.9 to the extent such dividends are included in the definition of “Consolidated Fixed Charges;”
(ix) purchase or acquire shares of the Company’s Capital Interests in open-market purchases for matching contributions to any employees of the Company or its Subsidiaries pursuant to any employee stock purchase plan, deferred compensation plan or other benefit plan;
(x) to the extent no Default in any payment in respect of principal or interest under the Notes or Event of Default has occurred and is continuing or will occur as a consequence thereof, upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10 and Section 4.14, at a Purchase Price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(xi) payments or deliveries required by the terms of, and otherwise in connection with the performance of the Company’s and its Restricted Subsidiaries’ obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof);
(xii) to the extent no Default in any payment in respect of principal or interest under the Notes or Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of the greater of (x) $150.0 million and (y) 10.0% of Consolidated Total Assets (in each case to the extent not otherwise included in Consolidated Net Income net of, with respect to any Restricted Payment that constitutes an Investment in any particular Person made in reliance on this clause, the return thereon received after the Issue Date as a result of any sale for cash or Eligible Cash Equivalents, repayment, redemption, liquidating distribution or other realization for cash or Eligible Cash Equivalents, not to exceed the amount of Investments made after the Issue Date in such Person in reliance on this clause);
(xiii) the purchase, repurchase, redemption, acquisition or retirement for nominal value of common stock or preferred stock purchase rights in each case issued in connection with any shareholder rights plan that may be adopted by the Company;
(xiv) (a) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries pursuant to any share repurchase plan approved by the Company’s Board of Directors and (b) the payment of dividends by the Company in respect of common stock of the Company; provided, however, that the aggregate amount of Restricted Payments that may be made pursuant to (a) and (b) of this clause (xiv) shall collectively not exceed $100.0 million in any calendar year;
(xv) to the extent no Default or Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments; provided that the Net Leverage Ratio shall not be in excess of 3.50 to 1.00 on a pro forma basis immediately after giving effect to such Restricted Payment;
(xvi) to the extent constituting Restricted Payments, the Company or any Restricted Subsidiary may enter into and consummate transactions expressly permitted by and complying with, the provisions of this Indenture described below under Section 4.10 (other than clauses (g) and (j) under the definition of “Asset Sale”) and Section 5.1; and
(xvii) any non-Wholly Owned Restricted Subsidiary may declare and pay cash dividends to its equity holders generally so long as the Company or the Restricted Subsidiary which owns the Capital Interests in the Restricted Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the class of Capital Interests in the Restricted Subsidiary paying such dividends).
Notwithstanding anything in this Indenture to the contrary, in no event shall the Company or any Restricted Subsidiary be permitted to transfer or dispose of any Material Intellectual Property (other than non-exclusive licenses of Material Intellectual Property) to any Unrestricted Subsidiary.
If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of the first paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.
If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (iii) of the first paragraph under this Section 4.7, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the net cash proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent (a) originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (iv) of the definition of “Restricted Payments”, and (b) such amount does not otherwise increase (including pursuant to any of clauses (a) through (f) thereof) the amount available for Restricted Payments under clause (iii) of the first paragraph under this Section 4.7.
For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.
For purposes of determining compliance with this Section 4.7, in the event that a Restricted Payment or Investment meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xvii) of this Section 4.7 or clauses (i) through (xxiii) of the definition of “Permitted Investments” or is entitled to be made pursuant to the first paragraph of this Section 4.7, the Company will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or date of determination or later reclassify such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.7 or the definition of “Permitted Investments” and/or one or more of the exceptions contained in the definition of “Permitted Investments” as of the date of such reclassification.
SECTION 4.8    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.
However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:
(i) any encumbrance or restriction in existence on the Issue Date, including pursuant to (a) the Credit Agreement or by any other agreement or documents entered into in connection with the Credit Agreement, (b) the 2027 Notes, and (c) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings, of any of the foregoing agreements or documents; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Company, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;
(ii) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);
(iii) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
(iv) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be Incurred;
(v) any encumbrance or restriction under this Indenture, the Notes and any Note Guarantees;
(vi) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (ii) through (v), so long as the encumbrances and restrictions contained in any such renewal, refunding, replacement, refinancing or extension agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;
(vii) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;
(viii) any encumbrance or restriction by reason of applicable law, rule, regulation, order, license, permit or similar restriction;
(ix) any encumbrance or restriction under the sale of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;
(x) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;
(xi) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;
(xii) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph of this Section 4.8;

(xiii) Liens securing Debt otherwise permitted to be Incurred under this Indenture, including pursuant to Section 4.12, that limit the right of the debtor to dispose of the assets subject to such Liens;
(xiv) any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Permitted Receivables Facility; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of “Permitted Receivables Facility Assets” which are subject to such Permitted Receivables Facility;
(xv) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are either (a) not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (b) not materially more disadvantageous to Holders than is customary in comparable financings of such type (as determined by the Company in good faith, which determination shall be conclusive) and in the case of subclause (b) above either (1) the Company determines (in good faith) that such encumbrance or restriction will not materially impair the Company’s ability to make principal or interest payments on the Notes or (2) such encumbrances or restrictions apply only during the continuance of a default in respect of payment or a financial maintenance covenant relating to such Debt; and
(xvi) existing under any agreement relating to Debt Incurred by Foreign Subsidiaries permitted to be Incurred pursuant to Section 4.9 and Refinancing Debt in respect thereof; provided that such restrictions are customary for a financing of such type and apply only to the Persons Incurring such Debt (including Guarantees thereof) and their Subsidiaries.
Nothing contained in this Section 4.8 shall prevent the Company or any Restricted Subsidiary from (i) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.12 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with Section 4.9 and Section 4.12 hereof.
SECTION 4.9    Limitation on Incurrence of Debt. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.00 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided further that the aggregate principal amount of Debt that may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors at any time under this paragraph and clause (xv) of the definition of “Permitted Debt” shall collectively not exceed the greater of (i) $75.0 million and (ii) 4.5% of Consolidated Total Assets.
If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries, or any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries, shall have engaged in any Asset Sale or Asset Acquisition, Investments, mergers, consolidations or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or

any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Adjusted EBITDA and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition, Investments, mergers, consolidations, or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition, Investments, mergers, consolidations or designation had occurred on the first day of the Four Quarter Period.
If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Adjusted EBITDA, of the Consolidated Adjusted EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary.
Notwithstanding the first paragraph of this Section 4.9, the Company and its Restricted Subsidiaries may Incur Permitted Debt.
For purposes of the Company determining any particular amount of Debt under this Section 4.9, (i) Debt Incurred under the Credit Agreement and Debt Incurred to refinance the 2027 Notes outstanding after giving effect to the Transactions and any Debt Incurred to refinance such Debt, in each case, shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt” and (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining any particular amount of Debt under this Section 4.9, if obligations in respect of letters of credit are Incurred pursuant to the Credit Facilities and are being treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt” and the letters of credit relate to other Debt, then such other Debt shall not be deemed to have been Incurred. For purposes of determining compliance with this Section 4.9, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under clause (i) in the first paragraph of this Section 4.9, the Company, in its sole discretion, may classify and divide, and from time to time may reclassify and redivide, all or any portion of such item of Debt, except as set forth in clause (i) in the first sentence of this paragraph, and shall only be required to include the amount and type of such Debt in one of such types. For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 4.9, the amount outstanding under U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of the term Debt, or first committed, in the cases of the revolving credit Debt; provided, however, that if such Debt is Incurred to refinance other Debt denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being refinanced.
For purposes of determining compliance with this Section 4.9 and the Incurrence or creation of any Liens on such Debt pursuant to Section 4.12, including for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Net Leverage Ratio, as applicable, in connection with the Incurrence, issuance or assumption of any Debt pursuant to the first paragraph of this Section 4.9 or the definition of “Permitted Debt,” the Company may elect, at its option, to treat all or any portion of the committed amount of such Debt (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be Incurred

(or any commitment in respect thereof) (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being Incurred as of such election date, and, if the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Net Leverage Ratio, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 4.9, and the related Liens, if any, shall be permitted pursuant to Section 4.12, whether or not the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Net Leverage Ratio, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Net Leverage Ratio, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Company revokes an election of a Reserved Indebtedness Amount.
Notwithstanding anything herein to the contrary, unless the Company elects otherwise, if, on any date, the Company or any of its Restricted Subsidiaries in connection with any transaction or series of related transactions (i) Incurs Debt as permitted by a ratio-based or ratio-referent clause or provision and (ii) Incurs Debt under a non-ratio-based or non-ratio-referent clause or provision, then the applicable ratio will be calculated on such date with respect to any Incurrence under the applicable ratio-based or ratio referent clause or provision without giving effect to the Incurrence under such non-ratio-based or non-ratio-referent clause or provision made in connection with such transaction or series of related transactions.
None of the Company or the Subsidiary Guarantors will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any other Debt unless such Debt is subordinated in right of payment to the Notes and the applicable Note Guarantee to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.
SECTION 4.10    Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(i) the Company (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and
(ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this clause (ii), each of the following will be deemed to be cash:
(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee), or any Guarantees of Debt of Persons other than the Company or its Restricted Subsidiaries, that are assumed (contractually or otherwise) by the Person acquiring such assets to the extent that the Company and its Restricted Subsidiaries have no further liability with respect to such liabilities;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of their receipt to the extent of the cash received in that conversion;
(c) any stock or assets of the kind referred to in clauses (ii) or (iv) of the next paragraph of this Section 4.10; and
(d) any Designated Non-Cash Consideration received by the Company or its Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at that time outstanding in the aggregate, not to exceed the greater of (x) $25.0 million and (y) 1.75% of the Company’s Consolidated Total Assets, in each case at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration measured at the time received and without giving effect to subsequent changes in value.
Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:
(i) to permanently repay Debt and, if the obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto, under (a) the Credit Agreement, (b) other Debt of the Company outstanding on the Issue Date (other than Debt subordinated by its terms to the Notes) with a Stated Maturity prior to the maturity of the Notes, including, without limitation, the 2027 Notes, (c) other Debt of the Company, other than Debt that is owed to a Restricted Subsidiary, which is secured by a Lien that is permitted by this Indenture (other than Debt subordinated by its terms to the Notes), and to correspondingly reduce commitments with respect thereto, and (d) Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor of the Notes, other than Debt that is owed to the Company or another Restricted Subsidiary;
(ii) to acquire all or substantially all of the assets of, or any Capital Interests of, any Person, if, after giving effect to any such acquisition of Capital Interests, such Person is or becomes a Restricted Subsidiary of the Company;
(iii) (a) to invest (including capital expenditures) in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary); (b) to invest (including capital expenditures) in any one or more businesses, properties or assets that replace the businesses, property and/or assets of the Company and its Restricted Subsidiaries, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as reasonably determined by the Company); or (c) to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture;
(iv) to acquire other assets (other than inventory) that are used or useful in the business of the Company and its Restricted Subsidiaries;
(v) [Reserved]; or
(vi) any combination of the foregoing.
In addition to the foregoing, any acquisition of the type described in clauses (ii) or (iv) and/or any capital expenditure described in clause (iii), in each case made within 180 days prior to an Asset Sale, shall be deemed to satisfy this paragraph with respect to the application of the Net Cash Proceeds from such Asset Sale.
Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first two preceding paragraphs of this Section 4.10 or that are not applied for investment or to make capital expenditures as permitted by the foregoing clauses (ii), (iii) and (iv) in respect of a project for which binding contractual commitments have been entered into and have not been abandoned or rejected prior to the end of such 365-day period shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Cash Proceeds in respect of a project that is abandoned or rejected shall also constitute “Excess Proceeds” at the time the relevant project is so abandoned or rejected, as applicable; provided further, however, that the amount of any Net Cash Proceeds that is not actually reinvested within 545 days from the date of the receipt of such Net Cash Proceeds shall also constitute “Excess Proceeds.”
When the aggregate amount of Excess Proceeds equals or exceeds the greater of (x) $50.0 million and (y) 3.0% of the Company’s Consolidated Total Assets, the Company will (and at any time the Company may), within 30 days, make an Offer to Purchase (an “Asset Sale Offer”) to all Holders of Notes (with a copy to the Trustee) and to all holders of other Debt ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to Asset Sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to at least 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Company shall determine the aggregate principal amount of Notes and pari passu Debt to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes and such pari passu Debt tendered, and the Notes to be purchased shall be selected pursuant to Applicable Procedures if they are Global Notes, or if they are not global Notes, the Trustee shall select the Notes to be purchased by lot or by any other method that the Trustee shall deem fair and appropriate. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise temporarily invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
SECTION 4.11    Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:
(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably be expected to have been obtained in a comparable arm’s-length transaction by the Company or such Subsidiary with an unaffiliated party; and
(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Company delivers to the Trustee a resolution (for informational purposes only and the Trustee shall not be obligated to review or evaluate such resolution) adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.
The foregoing limitations do not limit, and shall not apply to:
(a) Restricted Payments that are permitted by the provisions of this Indenture pursuant to Section 4.7 and Permitted Investments permitted under this Indenture;
(b) the payment of reasonable and customary compensation and indemnities and other benefits to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors;
(c) the payment of reasonable and customary compensation (including awards or grants in cash or securities and other payments) and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;
(d) transactions between or among the Company and/or its Restricted Subsidiaries;
(e) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Holders of the Notes in any material respect;
(f) any contribution of capital to the Company;
(g) transactions permitted by, and complying with, Section 5.1 hereof;
(h) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;
(i) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could reasonably be expected to be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company;
(j) transactions effected as part of a Permitted Receivables Facility;
(k) loans (or Guarantees of third-party loans) and advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $10.0 million at any one time outstanding for travel, entertainment, relocation and analogous ordinary business purposes; and

(l) the issuance or sale of any Capital Interests (other than Disqualified Capital Interests) of the Company.
SECTION 4.12    Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) (the “Initial Liens”), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under this Indenture equally and ratably with (or prior to) the Debt secured by such Initial Lien until such time as such Debt is no longer secured by such Initial Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the applicable Note Guarantee at least to the same extent. Any Lien created for the benefit of the Holders of the Notes pursuant to the foregoing sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
SECTION 4.13    Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
(i) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold;
(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with Section 4.9; and
(iii) at or after such time the Company and such Restricted Subsidiary also comply with Section 4.10, if applicable.
SECTION 4.14    Offer to Purchase upon Change of Control. Within 30 days following the occurrence of a Change of Control or, at the Company’s option, prior to the consummation of a Change of Control but after the Change of Control is publicly announced, unless the Company has exercised its right to redeem all of the Notes in accordance with Section 3.7, the Company will send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute or may constitute the Change of Control and making an Offer to Purchase to the Holders of all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, plus accrued and unpaid interest, if any, to, but not including the Purchase Date, on the Purchase Date specified in such notice, which date will be no earlier than 10 days and no later than 60 days from the date on which such notice is mailed or sent, pursuant to the procedures required by this Indenture and described in such notice. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase for all outstanding Notes at the Purchase Price (provided that the running of such 60-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its commercially reasonable efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.
The Company shall not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of

Control in the manner, at the times and otherwise in compliance with the requirements set forth herein and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given as described in Section 3.7.
The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.
SECTION 4.15    Corporate Existence. Subject to Section 4.14 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.16    [Reserved].
SECTION 4.17    Limitation on Creation of Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.
The Company may designate any Subsidiary to be an Unrestricted Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee unless (i) such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company or (ii) such Subsidiary or any of its Subsidiaries owns any Material Intellectual Property (other than any non-exclusive license thereof); provided that either:
(a)    the Subsidiary to be so designated has total assets of $1,000 or less; or
(b)    the Company could make a Restricted Payment at the time of designation in an amount equal to the Fair Market Value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.
An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.12.
SECTION 4.18    Maintenance of Properties; Insurance; Books and Records.

(i) Subject to, and in compliance with, the provisions of Article X, the Issuer shall cause all material properties used or useful in the conduct of its business or the business of any Guarantor to be maintained and kept in good operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that the Issuer shall not be obligated to make such repairs, renewals, replacements, betterments and improvements that would not result in a material adverse effect on the ability of the Issuer or any Guarantors to satisfy its obligations under the Notes, any Guarantees and this Indenture.
(ii) The Issuer shall maintain, and shall cause any Guarantor to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses or similar size in the locations which such business is conducted, including property and casualty loss, workers’ compensation and interruption of business insurance.
(iii) The Issuer shall, and shall cause any Guarantor to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions of the Issuer and any Guarantor, in accordance with GAAP.
SECTION 4.19    Covenant Suspension.
(i) If on any date following the date of this Indenture:
(b) the Notes are rated Baa3 or higher by Moody’s and BBB- or higher by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency); and
(c) no Default or Event of Default shall have occurred and be continuing;
then, beginning on that date and subject to the provisions of the following paragraph, the covenants specifically listed in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.13, 4.17 and clause (iii) of Section 5.1 will be suspended (“covenant suspension”).
(ii) During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have been permitted pursuant Section 4.17 if a suspension period had not been in effect at such time.
(iii) Upon the occurrence of a covenant suspension event as described above, the amount of Net Cash Proceeds shall be set at zero.
(iv) Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline and the Notes are not rated Baa3 or higher by Moody’s and BBB- or higher by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency), the foregoing covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated Section 4.7 will be made as if Section 4.7 had been in effect since the date of this Indenture, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Debt Incurred during any suspension period will be classified initially to have been Incurred pursuant to clause (iv) of the definition of “Permitted Debt.” Notwithstanding that the suspended covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any suspension period (or upon termination of any covenant suspension period or after that time based solely on events that occurred during the suspension period). The Company shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any suspended or reinstated covenants. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any suspended or reinstated covenants. The Trustee may provide a copy of such Officer’s Certificate to any Holder of Notes upon request.
SECTION 4.20    Note Guarantee. If any Domestic Subsidiary that is a Wholly Owned Subsidiary and is not a Subsidiary Guarantor, other than an Excluded Subsidiary, issues or guarantees (or is an issuer or guarantor of) (i) the Credit Agreement or (ii) any other Capital Markets Debt that is in excess of $100.0 million, then such Domestic Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture pursuant to which such Domestic Subsidiary will Guarantee the Notes within 30 Business Days of the later of (a) the date on which it issues or guarantees such other Debt or (b) the date on which it becomes a Wholly Owned Subsidiary.
If the Guaranteed Debt is subordinate in right of payment to the Notes, pursuant to a written agreement to that effect, the Guarantee of such Guaranteed Debt must be subordinate in right of payment to the Note Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Notes.
ARTICLE V

SUCCESSORS
SECTION 5.1    Consolidation, Merger, Conveyance, Transfer or Lease. The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person (including, in each case, by way of a Delaware LLC Division), unless:
(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease, Delaware LLC Division or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;
(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in the first paragraph of Section 4.9 or the Consolidated Fixed Charge Coverage Ratio would not be less than immediately prior to such transaction or series of transactions; and
(iv) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel (for informational purposes only and the Trustee shall not be obligated to review or evaluate such certificate or opinion), each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.
Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:
(a) a merger between the Company and a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company; or
(b) a merger between the Company and an Affiliate solely for the purpose of converting the Company into a corporation organized under the laws of the United States, any state thereof or the District of Columbia so long as the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.
For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in this Section 5.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.
Subject Section 10.6 and Section 10.7, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, in any transaction or series of transactions, consolidate with or merge into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of such Subsidiary Guarantor, to any other Person (including, in each case, by way of a Delaware LLC Division), unless:
(v) (a) either: (1) such Subsidiary Guarantor, another Subsidiary Guarantor or the Company shall be the continuing Person or (2) the Person (if other than such Subsidiary Guarantor, another Subsidiary Guarantor or the Company) formed by such consolidation or into which such Subsidiary Guarantor is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease, Delaware LLC Division or other disposition, all or substantially all of the property and assets of such Subsidiary Guarantor (such Person, the “Successor Guarantor”), (A) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) the Successor Guarantor shall expressly assume, by a supplemental indenture, the Guarantee of the Company’s due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of such Subsidiary Guarantor under this Indenture;
(b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(c) the Successor Guarantor delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel (for informational purposes only and the Trustee shall not be obligated to review or evaluate such certificate or opinion), each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture; or
(vi) such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition transaction complies with Section 4.10.
Subject to certain limitations described herein, upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor had been named as such Subsidiary Guarantor therein; and when such Successor Guarantor duly assumes all of the obligations and covenants of such Subsidiary Guarantor pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Subsidiary Guarantor shall be relieved of all such obligations. Notwithstanding the foregoing, a Subsidiary Guarantor may (i) liquidate or dissolve if (a) the Company determines in good faith that such liquidation or dissolution is in the best interest of the Company and its Restricted Subsidiaries and is not materially disadvantageous to the Holders and (b) any assets or business of such Subsidiary Guarantor not otherwise disposed of or transferred in accordance with this Section 5.1 and Section 4.10 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by the Company or a Subsidiary Guarantor, after giving effect to such liquidation or dissolution, (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the laws of the United States, any state or territory thereof or the District of Columbia and (iii) change its name.
SECTION 5.2    Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and when such successor Person duly assumes all the obligations and covenants of the Company pursuant to this Indenture and the Notes the predecessor Person shall be relieved of all such obligations; provided, however, that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.
ARTICLE VI

DEFAULTS AND REMEDIES
SECTION 6.1    Events of Default. Each of the following constitutes an “Event of Default”:
(i) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(ii) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(iii) failure to perform or comply with Section 4.3 and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(iv) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
(v) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i), (ii), (iii) or (iv) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(vi) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $50.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(vii) the entry against the Company or any Restricted Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million (net of any amounts covered by insurance where coverage has not been disclaimed or denied), by a court or courts of competent jurisdiction, which judgment or judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or
(viii) (a) the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;
(3) consents to the appointment of a custodian of it or for all or substantially all of its property;
(4) makes a general assignment for the benefit of its creditors; or
(5) generally is not paying its debts as they become due; or
(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1) is for relief against the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(2) appoints a custodian of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or
(3) orders the liquidation of the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree under this clause (b) remains unstayed and in effect for 60 consecutive days.
SECTION 6.2    Acceleration. If an Event of Default (other than an Event of Default specified in clause (viii) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to a Responsible Officer of the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest, if any, on the Notes, have been cured or waived as provided in this Indenture and all amounts owing to the Trustee have been paid.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (vi) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (vi) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (viii) of Section 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.3    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 6.4    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.
SECTION 6.5    Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder) or that may involve the Trustee in personal liability or financial risk, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.6    Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(i) the Holder gives to a Responsible Officer of the Trustee written notice of a continuing Event of Default or a Responsible Officer of the Trustee receives such notice from the Company;
(ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(iii) such Holder or Holders offer and provide to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, cost, fee damage, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of such indemnity and/or security; and
(v) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.7    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8    Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.9    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 6.10    Priorities. Any money received or collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: to the Trustee (including any predecessor Trustee), its agents and attorneys for all amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred (including the reasonable costs and expense of counsel), and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII

TRUSTEE
SECTION 7.1    Duties of Trustee.
(i) If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Trustee has obtained actual knowledge or has received written notice thereof, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(ii) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has obtained actual knowledge:
(a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform as to form with the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).
(iii) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(a) this paragraph does not limit the effect of paragraphs (ii) or (v) of this Section 7.1;
(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a final order of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
(iv) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VII.

(v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of its duties or in the exercise of any of its rights or powers.
(vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(vii) The Trustee shall not be charged with knowledge of any Event of Default unless either (a) a Responsible Officer shall have actual knowledge of such Event of Default or (b) written notice of such Event of Default shall have been received by a Responsible Officer at the Corporate Trust Office of the Trustee in accordance with the provisions of this Indenture.
(viii) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.
(ix) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as set forth in paragraphs (v), (vi) of this Section and in Section 7.2, each with respect to the Trustee.
SECTION 7.2    Rights of Trustee.
(i) The Trustee, as Trustee and acting in each of its capacities hereunder, may conclusively rely upon and shall be protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(ii) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the advice of such counsel and any Opinion of such Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.
(iii) The Trustee may act through its agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee will not be responsible or liable for any act or omission by any Depositary.
(iv) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute gross negligence. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(v) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.
(vi) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against the claims, costs, losses, fees, damages, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction and the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder) or that would involve the Trustee in personal liability or financial risk. The Trustee shall not be deemed to have knowledge or notice of an Event of Default (and shall not be required to take any action related to an Event of Default) unless and until a Responsible Officer of the Trustee has received written notice or obtained actual knowledge of an Event of Default.
(vii) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, or inquire as to the performance by the Company of any of its covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(viii) The rights, privileges, protections, powers, immunities, limitations of liability and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Persons employed to act hereunder.
(ix) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(x) Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(xi) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any present or future law or regulation or act of any governmental authority, strikes, work stoppages, labor disputes, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, disease, epidemics, pandemics, quarantines, recognized national emergencies or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, malware or ransomware attack, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
The Trustee assumes no responsibility and will have no liability for the accuracy, correctness, adequacy or completeness of the information concerning the Company or its Affiliates or any other party contained in this Indenture, the Offering Memorandum or the related documents or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness or accuracy of such information. Neither the Trustee nor any Paying Agent shall be responsible or liable for determining whether any Asset Sale has occurred or any Asset Sale Offer with respect to the Notes is required, and whether any Change of Control has occurred or whether any Offer to Purchase with respect to the Notes is required. The Trustee will not be responsible or liable for determining, confirming, or verifying the redemption price. Neither the Trustee nor any Paying Agent shall be responsible or liable for monitoring the Company’s rating status, making any request upon any rating agency, or determining whether any rating decline with respect to the Notes has occurred. The Trustee will not be responsible or liable for determining, confirming, or verifying the redemption price. The Trustee, in each of its capacities, will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in this Indenture.
(xii) In no event shall the Trustee be responsible or liable to any Person for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(xiii) Unless otherwise expressly provided herein, any direction, certificate, certification, notice, instruction, agreement, order, evidence, notification, request, withdrawal of a request, or other communication to or for the Trustee (in any of its capacities hereunder) shall be made in writing and in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 7.3    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 hereof.
SECTION 7.4    Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes or Note Guarantees, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer’s or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible or liable for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible or liable for any statement or recitals herein or any statement in the Notes, any statement or recital in the Offering Memorandum or any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

SECTION 7.5    Notice of Defaults. If a Default or an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send electronically or mail to Holders a notice of the Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has obtained actual knowledge or has received written notice at the Corporate Trust Office of the Trustee of such Default or Event of Default. Except in the case of a Default in payment of principal of, premium, if any, or interest, on any Note, a Responsible Officer of the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.6    [Reserved].
SECTION 7.7    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the parties will agree from time to time in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable out of pocket expenses, disbursements, and advances incurred by it. Such expenses shall include the reasonable compensation, fees and expenses of the Trustee’s agents and counsel.
The Issuer and any Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, costs, fees, damages, losses, liabilities or expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses and court costs of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense is attributable to its gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Under no circumstances shall the Trustee be liable for any consequential or punitive damages of any kind.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction.
The obligations of the Issuer and any Guarantor under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason or assignment of this Indenture or the resignation or removal of the Trustee.
To secure the Issuer’s and any Guarantor’s obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular Notes. Such Lien shall survive the satisfaction and discharge, termination or assignment for any reason of this Indenture and the resignation or removal of the Trustee.
In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 7.8    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(i) the Trustee fails to comply with Section 7.10 hereof;
(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii) a Custodian or public officer takes charge of the Trustee or its property; or
(iv) the Trustee becomes incapable of acting.
The Trustee may resign under this Indenture at any time after giving notice to the Company, the paying agent (if other than the Trustee) and the Holders. The Trustee may be removed under this Indenture at any time by thirty (30) days’ advance written notice signed by the Company and delivered to the Trustee, paying agent and the Holders for ineligibility, bankruptcy, insolvency, receivership or other incapability to act.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, and upon payment of the retiring Trustee’s fees, costs, expenses (including reasonable attorneys’ fees and expenses) and all other amounts payable to it hereunder the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least a majority in principal amount of all outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, with all fees, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with such petition paid by the Company.

No such resignation or removal shall be effective until a successor Trustee has been appointed. The Company may appoint a temporary trustee until the appointment of such successor. The Trustee is entitled to merge with, convert with, consolidated with, acquire, or be acquired by any other entity or to sell or transfer all or substantially all of its corporate trust business or assets and need not notify any other party prior to such merger or acquisition. Any entity into which the Trustee may be merged or converted with or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any entity succeeding to all or substantially all of the corporate trust business or assets of the Trustee shall be the successor to the Trustee under the transaction agreement(s), without the execution or filing of any paper or any further act (except for the giving of notice of such transaction) on the part of any of the parties thereto.
If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
The Issuer’s and any Guarantor’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.
SECTION 7.9    Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.
SECTION 7.10    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.
SECTION 7.11    [Reserved].
SECTION 7.12    Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
SECTION 7.13    Calculations in Respect of Securities. The Company will be responsible for making calculations called for under the Securities. These calculations include, but are not limited to, redemption price, determination of premiums, if any, additional amounts, if any, original issue discount, if any, and conversion rates and adjustments, if any. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Securities. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the written request of such Holder.

ARTICLE VIII

DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1    Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2    Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.4(i); (ii) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (iii) the rights, powers, privileges, protections, trusts, duties, indemnities, limitations of liability, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (iv) the Company’s rights pursuant to Section 3.7; and (v) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.
SECTION 8.3    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii) and (v) hereof shall not constitute Events of Default. If the Issuer exercises its defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

SECTION 8.4    Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:
In order to exercise either defeasance or covenant defeasance:
(i) the Issuer must irrevocably have deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (a) money in an amount, (b) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (c) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized banking or nationally recognized financial advisory firm selected by the Company, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;
(ii) in the case of defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (a) or (b) to the effect that, and based thereon such opinion shall confirm that, the Beneficial Owners of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
(iii) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Beneficial Owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;
(iv) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);
(v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and
(vi) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
SECTION 8.5    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay, reimburse and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized banking or nationally recognized financial advisory firm selected by the Issuer, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i) hereof) and which opinion shall be at the expense of the Issuer, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
SECTION 8.6    Repayment to Issuer. Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
SECTION 8.7    Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1    Without Consent of Holders of the Notes. Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuer, any Subsidiary Guarantors (except that any existing Subsidiary Guarantors need not execute a supplemental indenture entered into pursuant to clause (vii) below) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and any Note Guarantees for any of the following purposes:
(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture, any Note Guarantees and the Notes;
(ii) to add to the covenants of the Company for the benefit of the Holders, to make any changes that would provide any additional benefits or rights to the Holders, to surrender any right or power herein conferred upon the Issuer, or to secure the Notes;
(iii) to add additional Events of Default;
(iv) to provide for uncertificated Notes in addition to or in place of the Certificated Notes;
(v) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
(vi) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;
(vii) to add a Subsidiary Guarantor or to release a Subsidiary Guarantor in accordance with this Indenture;
(viii) to cure any ambiguity, defect, omission, mistake or inconsistency;
(ix) to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause (ix) shall not adversely affect the legal interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company; or
(x) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”.
SECTION 9.2    With Consent of Holders of Notes. With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, any Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
(i) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;
(ii) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture;
(iii) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes, including without limitation, amend, modify or waive any provision that would allow for the subordination of the Notes or any Note Guarantee to any other Debt;
(iv) modify any of the provisions of this paragraph or provisions relating to waiver of Defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or
(v) terminate any Note Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).
The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under this Indenture and its consequences, except a Default:
(a) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer); or
(b) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected, each of which, for the avoidance of doubt, shall require the consent of all the Holders of the Notes outstanding.
SECTION 9.3    [Reserved].
SECTION 9.4    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.5    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate (upon receipt of a written order of the Issuer in accordance with Section 2.2) new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
After any amendment, supplement or waiver becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6    Trustee to Sign Amendments, Etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, privileges, powers, protections, indemnities, duties, limitation of liability or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, and that it will be valid and binding upon the Issuer and any Guarantor in accordance with its terms.
ARTICLE X

NOTE GUARANTEES
SECTION 10.1    Note Guarantees.
(i) Subject to this Article X, each of the Guarantors hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(a) the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(ii) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(iii) Subject to Section 6.6, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor hereby agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
(iv) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (iv) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (iv) shall survive the termination of this Indenture.
(v) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Section 6.2 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
SECTION 10.2    Execution and Delivery of Note Guarantee. To the extent a Restricted Subsidiary is subsequently required to be designated as an additional Guarantor (such Restricted Subsidiary, an “Additional Guarantor”) pursuant to Section 4.20, to evidence its Note Guarantee set forth in Section 10.1, each Additional Guarantor shall agree to execute and deliver a supplemental indenture to this Indenture substantially in the form of Exhibit E to this Indenture providing for a Note Guarantee by such Additional Guarantor and that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit D shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Additional Guarantor by an officer of such Additional Guarantor (or, if an officer is not available, by a board member or director or another authorized person) on behalf of such Additional

Guarantor by manual or facsimile signature and shall be delivered to the Trustee. In case the officer, board member or director of such Additional Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.
Each Guarantor agrees that its Note Guarantee set forth in Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.
The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.
SECTION 10.3    Severability. In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.4    Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that any Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.
SECTION 10.5    [Reserved.]
SECTION 10.6    Releases Following Sale of Assets. Any Guarantor shall be released and relieved of any obligations under this Note Guarantee, (i) in connection with any sale or other disposition by the Issuer or any Subsidiary of the Issuer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary or an Affiliate, if the Issuer or the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the provisions of Section 4.10 hereof; or (ii) in connection with any sale of all of the capital stock of a Guarantor by the Issuer or any Subsidiary of the Issuer to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary or an Affiliate, if the Issuer applies the Net Cash Proceeds of that sale in accordance with the provisions of Section 4.10 hereof. Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel (for informational purposes only and the Trustee shall not be obligated to review or evaluate such certificate or opinion) to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.
SECTION 10.7    Release of a Guarantor. A Note Guarantee by a Subsidiary Guarantor will be automatically and unconditionally terminated, and such Subsidiary’s obligations under the Note Guarantee and this Indenture will be automatically and unconditionally released and discharged without any further action on the part of the Trustee or any Holder, upon:
(i) a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary;
(ii) the applicable Subsidiary Guarantor’s becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(iii) the termination of the Debt or Guarantee that caused the creation of the Note Guarantee unless the termination is by or as a result of payment in connection with the enforcement of remedies under such other Debt or Guarantee; provided that no Default or Event of Default has occurred and is continuing or would result therefrom;
(iv) such Subsidiary Guarantor becoming an Excluded Subsidiary other than as a result of a transaction in violation of this Indenture;
(v) the Company exercising its defeasance option or covenant defeasance option with respect to this Indenture in accordance with Article VIII or the Company’s obligations under this Indenture being satisfied and discharged in accordance with this Indenture; or
(vi) With the consent of the Holders in accordance with the provisions of this Indenture as described in Article IX.
If the Note Guarantee of any Subsidiary Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Subsidiary Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company’s request for such release accompanied by an Officer’s Certificate certifying as to the compliance with this Section 10.7, and an Opinion of Counsel (for informational purposes only and the Trustee shall not be obligated to review or evaluate such certificate or opinion). Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.
Notwithstanding anything to the contrary herein, without the consent of the Holders in accordance with Article IX, no Subsidiary Guarantor shall be released from its obligations under this Indenture if such Subsidiary Guarantor either (i) ceases to be a Subsidiary Guarantor as a result of a transaction undertaken by the Company or any Restricted Subsidiary resulting in such Subsidiary Guarantor ceasing to be a Wholly Owned Restricted Subsidiary or (ii) ceases to be a Subsidiary but the Company or a Restricted Subsidiary, or any Affiliate of any of the foregoing, retains any direct or indirect Capital Interest in, or otherwise controls, such Person, unless the transaction pursuant to which such Subsidiary Guarantor ceases to be a Wholly Owned Restricted Subsidiary or ceases to be a Subsidiary is entered into for legitimate bona fide business purposes (other than for purposes of releasing Note Guarantees under this Indenture) in good faith with an unaffiliated third party (or with a joint venture entity pursuant to a joint venture entered into for legitimate bona fide business purposes with an unaffiliated third party).
SECTION 10.8    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
ARTICLE XI

SATISFACTION AND DISCHARGE
SECTION 11.1    Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(i) either: (a) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
(ii) the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;
(iii) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound;
(iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and
(v) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.
Notwithstanding Discharge, the rights, powers, trusts, privileges, protections, duties, indemnities, limitations of liability and immunities of the Trustee hereunder and the Company’s obligations in connection therewith shall survive.
ARTICLE XII

MISCELLANEOUS
SECTION 12.1    [Reserved].
SECTION 12.2    Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuer or any Guarantor:
Compass Minerals International, Inc.
9900 West 109th Street, Suite 100
Overland Park, Kansas 66210
Attention: Treasurer
Email: Treasury@compassminerals.com
With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza,
New York NY 10006
Attention: Duane Mclaughlin
Email:dmclaughlin@cgsh.com
Telephone: +1 2122252106
If to the Trustee:
Computershare Trust Company, N.A.
1505 Energy Park Drive
St. Paul, MN 55108
Attention: Corporate Trust Services Administrator for Compass Minerals International, Inc.
Email: cctbondholdercommunications@computershare.com
Telephone: 800 344-5128
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Holder shall be mailed by first-class mail or electronically delivered, where possible, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of any Series or any defect in it shall not affect its sufficiency with respect to other Holders of the Notes. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Applicable Procedures.
If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.
SECTION 12.3    [Reserved].
SECTION 12.4    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(i) an Officer’s Certificate (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii) an Opinion of Counsel (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied (provided, however, that no conditions precedent Opinion of Counsel is required in connection with the initial issuance of the Notes).
SECTION 12.5    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 12.6    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.7    Legal Holidays; Non-Business Days.
(i) If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

(ii) If any interest payment date, the maturity date, any redemption date, or any earlier required repurchase date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.
SECTION 12.8    No Personal Liability of Shareholders, Partners, Officers or Directors. No director, officer, employee, shareholder, Affiliate, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, shareholder, Affiliate, general or limited partner or incorporator. Computershare Trust Company, N.A., is acting under this Indenture solely as Trustee and not individually and recourse against it as trustee for the obligations of the Company under this Indenture shall be limited solely to the assets held by the Trustee (if any) solely in its representative capacity as Trustee.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or any Subsidiary Guarantors on the Notes or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual, personal or corporate capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
SECTION 12.9    Governing Law; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES, IF ANY, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 12.10    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.11    Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 12.12    Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.13    Counterpart Originals. This Indenture (and any document executed in connection with this Indenture, except for the Notes) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. For the avoidance of doubt, the Trustee shall authenticate the Notes by manual signature and the Issuer shall execute the Notes by manual signature.
SECTION 12.14    Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.15    U.S.A. Patriot Act. The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

COMPASS MINERALS INTERNATIONAL, INC.

By:	/s/ Peter Fjellman
Name:	Peter Fjellman
Title:	Chief Financial Officer

[Signature Page to Indenture]

NAMSCO INC.
COMPASS MINERALS AMERICA INC.
COMPASS MINERALS LOUISIANA INC.
COMPASS MINERALS USA LLC
GREAT SALT LAKE HOLDINGS, LLC
GSL CORPORATION
COMPASS MINERALS OGDEN INC.
CLYMAN BAY RESOURCES, INC.
COMPASS MINERALS LITHIUM CORP OF AMERICA INC.
FRS GROUP LLC
FORTRESS NORTH AMERICA, LLC

By:	/s/ Peter Fjellman
Name:	Peter Fjellman
Title:	Chief Financial Officer

[Signature Page to Indenture]

DOVE CREEK GRAZING, LLC

By:	/s/ Peter Fjellman
Name:	Peter Fjellman
Title:	Manager

[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A
FORM OF 8.000% SENIOR NOTE
(Face of Note)
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

COMPASS MINERALS INTERNATIONAL, INC.
8.000% SENIOR NOTES DUE 2030

No.	CUSIP No. (144A) 20451NAJ0; (Reg S) U2038LAB8 ISIN No. (144A) US20451NAJ00; (Reg S) USU2038LAB81
Compass Minerals International, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ Dollars ($__________), or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto, on July 1, 2030.
Interest Payment Dates: January 1 and July 1, beginning January 1, 2026
Record Dates: December 15 and June 15
Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: June 16, 2025

COMPASS MINERALS INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:
Dated: June 16, 2025
COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:_______________________________________
    Authorized Signatory

(Reverse of Note)
8.000% Senior Notes due 2030
COMPASS MINERALS INTERNATIONAL, INC.
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest.
(a)    Compass Minerals International, Inc., an Delaware corporation, or its successor (together, “Compass”), promises to pay interest on the principal amount of this Note (the “Notes”) at 8.000% per annum. Compass will pay interest in United States dollars (except as otherwise provided herein) semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2026 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 16, 2025; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after January 1, 2026), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Compass shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
2.    Method of Payment.
Compass will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the December 15 and June 15 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.
The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of Compass maintained for such purpose within the City and State of New York, or, at the option of Compass, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Compass and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.
3.    Paying Agent and Registrar.
Initially, Computershare Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. Compass may change any Paying Agent or Registrar without notice to any Holder. Compass or any of its Restricted Subsidiaries may act in any such capacity.
4.    Indenture.
Compass issued the Notes under an indenture dated June 16, 2025 (the “Indenture”), between Compass and Computershare Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are senior unsecured obligations of Compass. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
5.    Optional Redemption.
Except as set forth below, the Company will not be entitled to redeem the Notes at its option prior to July 1, 2027. At any time prior to July 1, 2027, the Company may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (c) accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date). Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
On or after July 1, 2027, the Company may, on any one or more occasions, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2027	104.000%
2028	102.000%
2029 and thereafter	100.000%

In addition, at any time or from time to time prior to July 1, 2027, the Company, at its option, may redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption; provided that (i) at least 50% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (ii) the redemption occurs within 180 days of the closing of any such Qualified Equity Offering (disregarding the date of closing of any over-allotment or other “greenshoe” option with respect thereto).
If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to Applicable Procedures).
At any time, in connection with any Offer to Purchase the Notes, including, without limitation, any Offer to Purchase in connection with a Change of Control or an Asset Sale, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to, but not including, the date of such redemption.
The Issuer may, at any time and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, or otherwise, subject to compliance with the Indenture and compliance with all applicable securities laws.

6.    Mandatory Redemption.
Compass shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    [Reserved].
8.    Repurchase at Option of Holder.
(a)    Upon the occurrence of a Change of Control, Compass will make an Offer to Purchase for all of the outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to but not including the date of purchase. Within 30 days following any Change of Control, Compass will mail or deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.
(b)    Upon the occurrence of certain Asset Sales, Compass may be required to offer to purchase the Notes.
(c)    Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control from Compass prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.
9.    Notice of Redemption.
Notice of redemption shall be delivered at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption, unless Compass defaults in the payment of the redemption price.
10.    Denominations, Transfer, Exchange.
The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Compass may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Compass need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
11.    Persons Deemed Owners.
The registered holder of a Note may be treated as its owner for all purposes.
12.    Amendment, Supplement and Waiver.
Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes.

(a)    Without the consent of any Holders, Compass, any Subsidiary Guarantors (except that any existing Subsidiary Guarantors need not execute a supplemental indenture entered into pursuant to clause (vii) below) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and any Note Guarantees for any of the following purposes:
(i)    to evidence the succession of another Person to Compass and the assumption by any such successor of the covenants of Compass in the Indenture, any Note Guarantees and the Notes;
(ii)    to add to the covenants of Compass for the benefit of the Holders, to make any changes that would provide any additional benefits or rights to the Holders, to surrender any right or power herein conferred upon Compass, or to secure the Notes;
(iii)    to add additional Events of Default;
(iv)    to provide for uncertificated Notes in addition to or in place of the Certificated Notes;
(v)    to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;
(vi)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;
(vii)    to add a Subsidiary Guarantor or to release a Subsidiary Guarantor in accordance with the Indenture;
(viii)    to cure any ambiguity, defect, omission, mistake or inconsistency;
(ix)    to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (ix) shall not adversely affect the legal interests of the Holders in any material respect, as determined in good faith by the Board of Directors of Compass; or
(x)    to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”.
(b)    With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, Compass, any Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
(i)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;
(ii)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain Defaults thereunder and their consequences) provided for in the Indenture;
(iii)    modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes, including without limitation,

amend, modify or waive any provision that would allow for the subordination of the Notes or any Note Guarantee to any other Debt;
(iv)    modify any of the provisions of this paragraph or provisions relating to waiver of Defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or
(v)    terminate any Note Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).
(c)    The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under the Indenture and its consequences, except a Default:
(i)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer); or
(ii)    in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected, each of which, for the avoidance of doubt, shall require the consent of all the Holders of the Notes outstanding.
13.    Defaults and Remedies.
Events of Default include:
(a)    default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(b)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(c)    failure to perform or comply with the Indenture provisions described under Section 4.3 thereof and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to Compass by the Trustee or to Compass and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(d)    except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Subsidiary Guarantor or Compass not to be, in full force and effect and enforceable in accordance with its terms;
(e)    default in the performance, or breach, of any covenant or agreement of Compass or any Subsidiary Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (c) or (d) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Compass by the Trustee or to Compass and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(f)    a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Compass or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $50.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(g)    the entry against Compass or any Restricted Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million (net of any amounts covered by insurance where coverage has not been disclaimed or denied), by a court or courts of competent jurisdiction, which judgment or judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or
(h)    Compass, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors; or
(E)    generally is not paying its debts as they become due; or
(ii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against Compass or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(B)    appoints a custodian of Compass or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Compass or any of its Restricted Subsidiaries; or
(C)    orders the liquidation of Compass or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree under this clause (ii) remains unstayed and in effect for 60 consecutive days.
If an Event of Default (other than an Event of Default specified in clause (h) above with respect to Compass) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to Compass (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest, if any, on the Notes, have been cured or waived as provided in the Indenture and all amounts owing to the Trustee have been paid.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (f) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by Compass or a Restricted Subsidiary of Compass or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (h) above occurs with respect to Compass, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of Defaults, see Article IX of the Indenture. If a Responsible Officer of the Trustee has received written notice of a Default or has obtained actual knowledge of a Default, the Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if a Responsible Officer of the Trustee determines that withholding notice is in the interests of the Holders to do so.
14.    Trustee Dealings with Compass.
The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Compass, any Guarantor or their respective Affiliates, and may otherwise deal with Compass, any Guarantor or their respective Affiliates, as if it were not the Trustee.
15.    No Recourse Against Others.
No director, officer, employee, shareholder, Affiliate, general or limited partner or incorporator, past, present or future, of Compass or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, shareholder, Affiliate, general or limited partner or incorporator. The Trustee will act under the Indenture solely as Trustee and not individually and recourse against it as trustee for the obligations of the Company under the Indenture shall be limited solely to the assets held by the Trustee (if any) solely in its representative capacity as Trustee.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of Compass or any Subsidiary Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
16.    Authentication.
This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.
17.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.    CUSIP, ISIN or Common Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN, and Common Code numbers in notices (including notices of redemption) as a convenience to the Holders. No representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.
19.    Governing Law.
THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES, IF ANY, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Compass shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Compass Minerals International, Inc.
9900 West 109th Street, Suite 100
Overland Park, Kansas 66210
Attention: Treasurer, Treasury@compassminerals.com

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
_________________________________________________________
(Print or type assignee’s name, address and zip code)
_________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
and irrevocably appoint                                                agent to transfer this Note on the books of Compass. The agent may substitute another to act for him.
_________________________________________________________________________________
                Your
Date:_______________        Signature:_______________________________________________
(Sign exactly as your name appears
on the face of this Note)
Signature guarantee:_________________________________________________________________________
(Signature must be guaranteed by a participant in a
recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by Compass Minerals International, Inc. pursuant to Section 4.10 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box below:
Section 4.10 Section 4.14
If you want to elect to have only part of the Note purchased by Compass Minerals International, Inc. pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________________
Date:                Your
                Signature:_______________________________________________
    (Sign exactly as your name appears
    on the other side of this Note.)
Tax Identification Number:__________________________________________________________________________
Signature Guarantee:________________________________________________________________________
(Signature must be guaranteed by a participant in a
recognized signature guarantee medallion program)

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for other 8.000% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Compass Minerals International, Inc.
9900 West 109th Street, Suite 100
Overland Park, Kansas 66210
Attention: Treasurer, Treasury@compassminerals.com
Computershare Trust Company, N.A.
1505 Energy Park Drive
St. Paul, MN 55108
Attention: Corporate Trust Services - Compass Minerals International, Inc. Administrator
Email: #nacctdapsreorg@computershare.com
Phone: (800) 344-5128

Re: Compass Minerals International, Inc. 8.00% Senior Notes due 2030
Reference is hereby made to the Indenture, dated as of June 16, 2025 (the “Indenture”), between Compass Minerals International, Inc., as issuer (the “Company”), and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                        (the “Transferor”), owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(i) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(ii) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or
(iii) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(i) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
☐ Check if Transfer is Pursuant to Regulation S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 144A, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the

United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
☐ a beneficial interest in the:
☐ 144A Global Note (CUSIP         ), or
(ii)    ☐ Regulation S Global Note (CUSIP         ); or
☐ a Restricted Definitive Note.
After the Transfer the Transferee will hold:
[CHECK ONE]
☐ a beneficial interest in the:
☐ 144A Global Note (CUSIP         ), or
☐ Regulation S Global Note (CUSIP         ), or
☐ Unrestricted Global Note (CUSIP         ); or
☐ a Restricted Definitive Note; or
☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Compass Minerals International, Inc.
9900 West 109th Street, Suite 100
Overland Park, Kansas 66210
Attention: Treasurer, Treasury@compassminerals.com
Computershare Trust Company, N.A.
1505 Energy Park Drive
St. Paul, MN 55108
Attention: Corporate Trust Services - Compass Minerals International, Inc. Administrator
Email: #nacctdapsreorg@computershare.com
Phone: (800) 344-5128

Re: Compass Minerals International, Inc. 8.000% Senior Notes due 2030
(CUSIP     )
Reference is hereby made to the Indenture, dated as of June 16, 2025 (the “Indenture”), between Compass Minerals International, Inc., as issuer (the “Company”) and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $    in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficiary interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the
[CHECK ONE]
☐ 144A Global Note    ☐ Regulation S Global Note
with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:
Dated:

EXHIBIT D
FORM OF NOTATIONAL GUARANTEE
Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of June 16, 2025 (the “Indenture”), by and between Compass Minerals International, Inc. (“Compass”) and Computershare Trust Company, N.A., as trustee (the “Trustee”), has guaranteed the 8.000% Senior Notes due 2030 (the “Notes”) and the obligations of Compass under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of Compass, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of Compass to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.
The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.
No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.
This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of Compass’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collection.
This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance or fraudulent transfer under applicable law.
THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

D-1

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
Dated as of
[NAME OF GUARANTOR]

By:
Name:
Title:

D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
[     - insert number] Supplemental Indenture (this “Supplemental Indenture”), dated as of [    ] [ ], 20[ ], among Compass Minerals International, Inc., a Delaware corporation (the “Company”),         (the “Guaranteeing Subsidiary”), a         and a subsidiary of the Company, and Computershare Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors (as defined in this Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 16, 2025, providing for the issuance of an unlimited aggregate principal amount of 8.000% Senior Notes due 2030 (the “Notes”);
WHEREAS, pursuant to Section 10.1 of the Indenture, the Company has notified the Trustee that the Guaranteeing Subsidiary shall become a Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;
WHEREAS, the Guaranteeing Subsidiary has duly authorized the execution and delivery of this Supplemental Indenture to provide its Note Guarantee in accordance with Article 10.1 of the Indenture and all things necessary to make this Supplemental Indenture, the Indenture, and the Note Guarantee of the Guaranteeing Subsidiary valid and binding agreements of the Guaranteeing Subsidiary, in accordance with the terms thereof, have been done; and
WHEREAS, the Company has provided to the Trustee such documents as are required to be provided to it under Sections 10.1 and 10.2 of the Indenture, has directed the Trustee to join with it and the Guaranteeing Subsidiary in the execution and delivery of this Supplemental Indenture, and pursuant to Section 10.1 of the Indenture, the Company, the Guaranteeing Subsidiary, and the Trustee are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof. Pursuant to Section 10.2 of the Indenture, the Guaranteeing Subsidiary has executed and delivered a notation of guarantee substantially in the form provided by Exhibit D to the Indenture.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
E-1

EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. This Supplemental Indenture (and any document executed in connection with this Supplemental Indenture, except for any Additional Notes) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. For the avoidance of doubt, the Trustee shall authenticate any Additional Notes by manual signature and the Issuer shall execute any Additional Notes by manual signature.
6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.    The Trustee. The Trustee shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, powers, benefits, immunities, indemnities, and limitations of liability of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[COMPANY]

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

E-3